Exhibit 4.e

=====================================================================

                          LEASE AGREEMENT

         (FEDERAL EXPRESS CORPORATION TRUST ____________)

                    Dated as of _______ 1, 199_


                             between


        FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                   Not in its Individual Capacity,
                   but Solely as Owner Trustee,

                             AS LESSOR


                                and


                    FEDERAL EXPRESS CORPORATION,

                             AS LESSEE

           COVERING ONE AIRBUS MODEL A310-203 AIRCRAFT,
                          SERIAL NO. ____,


         CERTAIN OF THE RIGHT, TITLE AND INTEREST IN
AND TO THIS LEASE AGREEMENT OF FIRST SECURITY BANK OF
UTAH, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, HAS BEEN
ASSIGNED TO AND IS SUBJECT TO A LIEN AND SECURITY
INTEREST IN FAVOR OF NATIONSBANK OF GEORGIA, NATIONAL
ASSOCIATION, AS INDENTURE TRUSTEE UNDER A TRUST
INDENTURE AND SECURITY AGREEMENT FOR THE BENEFIT OF
THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH
TRUST INDENTURE AND SECURITY AGREEMENT.
=====================================================================


                   TABLE OF CONTENTS

                                                              Page
                                                              ----

Initial Recitals. . . . . . . . . . . . . . . . . . . . . . .   1


                       ARTICLE 1

                      DEFINITIONS


                       ARTICLE 2

              ACCEPTANCE UNDER THE LEASE

Section 2.01.  Lease of the Aircraft  . . . . . . . . . . . .   1


                       ARTICLE 3

               RENT AND RENT ADJUSTMENT

Section 3.01.  Basic Rent . . . . . . . . . . . . . . . . . .   2
Section 3.02.  Supplemental Rent  . . . . . . . . . . . . . .   2
Section 3.03.  Payment to Indenture Trustee . . . . . . . . .   3
Section 3.04.  Costs and Expenses . . . . . . . . . . . . . .   3


                       ARTICLE 4

         RENEWAL OPTIONS AND PURCHASE OPTIONS

Section 4.01.  Renewal Options  . . . . . . . . . . . . . . .   4
Section 4.02.  Purchase Option  . . . . . . . . . . . . . . .   4
Section 4.03.  Appraisal Procedures . . . . . . . . . . . . .   6


                       ARTICLE 5

            REPRESENTATIONS AND WARRANTIES

Section 5.01.  Disclaimer of Representations
              and Warranties  . . . . . . . . . . . . . . . .   7
Section 5.02.  No Modification of Other Warranties. . . . . .   9
Section 5.03.  Certain Agreements of the Lessee . . . . . . .   9



                       ARTICLE 6

                         LIENS

Section 6.01.  Liens . . . . . . . . . . . . .. . . . . . . .   9


                       ARTICLE 7

   AIRCRAFT REGISTRATION, MAINTENANCE AND OPERATION

Section 7.01.  Registration, Maintenance and
              Operation . . . . . . . . . . . . . . . . . . .  11
Section 7.02.  Possession and Permitted Transfer
              and Sublease  . . . . . . . . . . . . . . . . .  14
Section 7.03.  Insignia . . . . . . . . . . . . . . . . . . .  20


                       ARTICLE 8

           REPLACEMENT AND POOLING OF PARTS

Section 8.01.  Replacement of Parts . . . . . . . . . . . . .  20
Section 8.02.  Pooling of Parts . . . . . . . . . . . . . . .  21


                       ARTICLE 9

       ALTERATIONS, MODIFICATIONS AND ADDITIONS

Section 9.01.  Required Alterations and
              Modifications . . . . . . . . . . . . . . . . .  22
Section 9.02.  Other Alterations and
              Modifications . . . . . . . . . . . . . . . . .  23


                      ARTICLE 10

                 VOLUNTARY TERMINATION

Section 10.01.  Right of Termination Upon
               Obsolescence or Surplus  . . . . . . . . . . .  24
Section 10.02.  Retention of the Aircraft by the
               Lessor . . . . . . . . . . . . . . . . . . . .  27
Section 10.03.  Voluntary Termination as
               to Engines . . . . . . . . . . . . . . . . . .  29


                      ARTICLE 11

            LOSS, DESTRUCTION, REQUISITION

Section 11.01.  Lessee's Notification
               Responsibility . . . . . . . . . . . . . . . .  29
Section 11.02.  Payment of Stipulated Loss Value  . . . . . .  29
Section 11.03.  Intentionally Omitted . . . . . . . . . . . .  30
Section 11.04.  Event of Loss with Respect to an
               Engine . . . . . . . . . . . . . . . . . . . .  30
Section 11.05.  Application of Payments from the
               Government or Others . . . . . . . . . . . . .  33
Section 11.06.  Requisition of the Airframe and the
               Installed Engines for Use by
               Government . . . . . . . . . . . . . . . . . .  34
Section 11.07.  Requisition for Use by Government
               of an Engine Not Installed
               on the Airframe  . . . . . . . . . . . . . . .  35
Section 11.08.  Application of Payments During
               Existence of Certain Defaults  . . . . . . . .  35


                      ARTICLE 12

                 RETURN OF THE AIRCRAFT

Section 12.01.  Return of the Aircraft  . . . . . . . . . . .  35
Section 12.02.  Return of the Engines . . . . . . . . . . . .  36
Section 12.03.  Return of Manuals . . . . . . . . . . . . . .  37
Section 12.04.  Condition of Aircraft . . . . . . . . . . . .  37
Section 12.05.  Delayed Return of Aircraft  . . . . . . . . .  39
Section 12.06.  Storage . . . . . . . . . . . . . . . . . . .  40
Section 12.07.  Special Markings  . . . . . . . . . . . . . .  41
Section 12.08.  Lessor's Option to Purchase Parts . . . . . .  41


                      ARTICLE 13

                      INSURANCE

Section 13.01.  Public Liability and Property
               Damage Liability Insurance . . . . . . . . . .  41
Section 13.02.  Insurance Against Loss or Damage to
               the Aircraft and Engines . . . . . . . . . . .  44
Section 13.03.  Application of Insurance Proceeds . . . . . .  47
Section 13.04.  Reports . . . . . . . . . . . . . . . . . . .  48
Section 13.05.  Lessor's Insurance  . . . . . . . . . . . . .  49
Section 13.06.  Self-Insurance  . . . . . . . . . . . . . . .  49


                      ARTICLE 14

                      INSPECTION

Section 14.01.  Right of Inspection . . . . . . . . . . . . .  49
Section 14.02.  No Obligation to Inspect  . . . . . . . . . .  50


                      ARTICLE 15

                      ASSIGNMENT

Section 15.01.  Lessee's Right to Assign  . . . . . . . . . .  50
Section 15.02.  Citizenship . . . . . . . . . . . . . . . . .  51


                      ARTICLE 16

                   EVENTS OF DEFAULT

Section 16.01.  Events of Default . . . . . . . . . . . . . .  51


                      ARTICLE 17

                       REMEDIES

Section 17.01.  Remedies Upon Lessee's Default  . . . . . . .  54
Section 17.02.  Cumulative Remedies . . . . . . . . . . . . .  57
Section 17.03.  Waiver  . . . . . . . . . . . . . . . . . . .  58
Section 17.04.  Lessor's Right to Perform for
               Lessee . . . . . . . . . . . . . . . . . . . .  58


                      ARTICLE 18

              COVENANT OF QUIET ENJOYMENT

Section 18.01.  Quiet Enjoyment . . . . . . . . . . . . . . .  58


                      ARTICLE 19

       FURTHER ASSURANCES; FINANCIAL INFORMATION

Section 19.01.  Further Assurances  . . . . . . . . . . . . .  59


                      ARTICLE 20

                      NET LEASE

Section 20.01.  Nature of Lease . . . . . . . . . . . . . . .  59



                      ARTICLE 21

                   SUCCESSOR LESSOR

Section 21.01.  Successor Lessor  . . . . . . . . . . . . . .  61


                      ARTICLE 22

           SECURITY FOR LESSOR'S OBLIGATIONS

Section 22.01.  Security for Lessor's Obligations
               to Holders . . . . . . . . . . . . . . . . . .  61
Section 22.02.  Lease Subject to Indenture  . . . . . . . . .  61
Section 22.03.  Consent of Lessee to Assignment
               of Lease as Security . . . . . . . . . . . . .  62


                      ARTICLE 23

                    SECURITY FUNDS

Section 23.01.  Investment of Security Funds  . . . . . . . .  62


                      ARTICLE 24

                 CONCERNING THE LESSOR

Section 24.01.  Lessor's Entry Into Lease . . . . . . . . . .  64


                      ARTICLE 25

                        NOTICES

Section 25.01.  Notices . . . . . . . . . . . . . . . . . . .  65


                      ARTICLE 26

                     MISCELLANEOUS

Section 26.01.  Section Headings and Captions . . . . . . . .  66
Section 26.02.  References  . . . . . . . . . . . . . . . . .  66
Section 26.03.  Applicable Law  . . . . . . . . . . . . . . .  66
Section 26.04.  Severability  . . . . . . . . . . . . . . . .  66
Section 26.05.  No Oral Modification  . . . . . . . . . . . .  67
Section 26.06.  Agreement as Chattel Paper  . . . . . . . . .  67
Section 26.07.  Counterparts and Effective Date . . . . . . .  67
Section 26.08.  Incorporation by Reference  . . . . . . . . .  67


                      ARTICLE 27

                      TRUE LEASE

Section 27.01.  Intent of the Parties . . . . . . . . . . . .  68
Section 27.02.  Section 1110 Compliance . . . . . . . . . . .  68


Schedule I   -- Definitions
Schedule II  -- Basic Rent
Schedule III -- Stipulated Loss Values
Schedule IV  -- Termination Values
Schedule V   -- Purchase Option

Exhibit A -- Form of Lease Supplement
Exhibit B -- Aircraft Description



                    LEASE AGREEMENT
      (FEDERAL EXPRESS CORPORATION TRUST ______)

         Lease Agreement (Federal Express Corporation
Trust _______) (this "Lease") dated as of
__________ 1, 199_ between FIRST SECURITY BANK OF
UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (as defined in Article 1 below) (the "Lessor"), and FEDERAL
EXPRESS CORPORATION, a Delaware corporation (the
"Lessee").


                   W I T N E S S E T H :


         WHEREAS, subject to the terms and conditions set forth in the Participation Agreement (as hereinafter defined), the Lessee desires to lease from the Lessor and the Lessor is willing to lease to the Lessee the Aircraft (as hereinafter defined) in accordance with the terms and conditions set forth in this Lease;

         NOW, THEREFORE, in consideration of the
mutual promises herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, the Lessor and the Lessee agree as follows:


                       ARTICLE 1

                      DEFINITIONS

         Unless the context otherwise requires, the capitalized terms herein shall have the meanings given in Schedule II to the Participation Agreement, a copy of which schedule is annexed hereto as Schedule I, for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms defined.


                       ARTICLE 2

              ACCEPTANCE UNDER THE LEASE

         Section 2.01.  Lease of Aircraft.  The
Lessor, subject to satisfaction or waiver of the conditions set forth in this Lease, the Agreement to Lease (to the extent relating to the Aircraft) and in the Participation Agreement, hereby agrees to lease the Aircraft to the Lessee, and the Lessee hereby agrees to lease the Aircraft from the Lessor.
Execution by the Lessee of the Lease Supplement with respect to the Aircraft shall be conclusive evidence that such conditions have been satisfied or waived.
The Lease shall last for the Term, at all times during which full legal title to the Aircraft shall remain vested in the Lessor to the exclusion of the Lessee, notwithstanding the possession and use thereof by the Lessee or any other party.


                       ARTICLE 3

                         RENT

         Section 3.01.  Basic Rent.  The Lessee agrees
to pay to the Lessor in immediately available funds denominated in United States Dollars on each Rent
Payment Date during the Basic Term, Basic Rent in the amount set forth for such Rent Payment Date on
Schedule II hereto. Each payment of Basic Rent shall be payable in arrears and shall be accrued over the six month period ending on and including the day immediately preceding the Rent Payment Date on which such arrears payment of Basic Rent is scheduled to be made.

         Anything contained in this Lease to the
contrary notwithstanding, on each Rent Payment Date after the Exchange Date (other than the first Rent
Payment Date after the Commencement Date, at which time Basic Rent will be prorated as provided in
Schedule II hereto) the Lessee shall pay as Basic Rent that amount which shall be, under any circumstances and in any event, at least sufficient to pay in full, any installment of principal of and interest on the Certificates required to be paid pursuant to the Certificates (other than amounts becoming due on account of the exercise of remedies pursuant to
Section 17 hereof) on such Rent Payment Date.

         Section 3.02.  Supplemental Rent.  The Lessee
agrees to pay or cause to be paid to the Lessor, or to whomever shall be entitled to it, any and all Supplemental Rent promptly as the same shall become due. If the Lessee fails to pay any Supplemental Rent when due, the Lessor shall have all rights, powers and remedies provided for in this Lease, or by law or equity or otherwise in the case of nonpayment of Basic
Rent. The Lessee will also pay to the person entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, an amount equal to interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due, for any period until the same shall be paid and on any payment of Supplemental Rent not paid when due, for the period until the same shall be paid. In addition, in the case of (i) any prepayment of the Certificates pursuant to Section 6.02(a)(ii), 6.02(a) (iii) (if clause (A) of Section 8.02(a) of the Indenture is applicable), or 6.02(a)(iv) of the Indenture or (ii) any purchase of the Certificates pursuant to clause
(A) of the first sentence of Section 8.02(a) of the Indenture, unless any such prepayment or purchase arises out of an Indenture Event of Default that occurs at a time when no Event of Default is continuing, the Lessee will pay to the Lessor, as Supplemental Rent, on the date of such prepayment or purchase, an amount equal to the aggregate amount of the Make-Whole Premium payable upon such prepayment or purchase pursuant to the Indenture.
The expiration or other termination of the Lessee's obligation to pay Basic Rent shall not limit or otherwise modify the obligations of the Lessee with respect to the payment of Supplemental Rent.

         Section 3.03.  Payment to Indenture Trustee.
All Rent payable by the Lessee to the Lessor shall be paid to the Lessor at its principal office at 79 South
Main Street, Salt Lake City, Utah, 84111, or as the
Lessor may otherwise direct, by wire transfer of immediately available funds in U.S. Dollars with sufficient information to identify sources and applications of such funds no later than 11:00 a.m., Central Time on the due date of such payment;
provided, however, that on and after the Exchange Date and so long thereafter as the Indenture shall not have been discharged, the Lessor hereby directs, and the Lessee agrees, that all Rent (other than Excepted
Payments) and all amounts referred to in Section 3.01 hereof, shall be paid directly to the Indenture
Trustee at its principal office no later than 11:00 a.m., Central Time, on the due date of such payment. In any case where a scheduled Rent Payment
Date shall not be a Business Day, such Rent Payment
Date shall be adjourned to the next succeeding
Business Day.

         Section 3.04.  Costs and Expenses.  As
between the Lessor and the Lessee, all obligations under this Lease shall be done, performed and complied with at the Lessee's cost and expense, whether or not so expressed, unless otherwise expressly stated to the contrary.


                       ARTICLE 4

         RENEWAL OPTIONS AND PURCHASE OPTIONS

         Section 4.01.  Renewal Options. (a)  Election
to Renew. The Lessee shall provide the Lessor with irrevocable written notice (the "Preliminary Notice") not less than 1 year prior to the end of the Basic
Term, whether it will exercise its options either to renew this Lease pursuant to this Section 4.01 or to purchase the Aircraft pursuant to Section 4.02(a)(A).
Provided that, (i) no Payment Default or Event of
Default shall have occurred and be continuing at the time of renewal, (ii) this Lease has not otherwise expired or terminated, and (iii) the Lessee shall have delivered the Preliminary Notice, the Lessee may, by irrevocable written notice delivered to the Lessor not less than 180 days prior to the end of the Basic Term, elect to extend the Term for a Renewal Term commencing on the expiration of the Basic Term and ending on the second annual anniversary of such expiration of the Basic Term. The rent payable with respect to any such Renewal Term shall be equal to the then-current Fair
Market Rental of the Aircraft.

         (b)  Terms and Conditions.  Any such renewal
shall be on the same terms and conditions as provided herein, except that during any Renewal Term, the Stipulated Loss Value as of any Stipulated Loss Value
Determination Date during the Renewal Term be equal to the greater of Stipulated Loss Value on the last day of the Basic Term and the Fair Market Value of the Aircraft as of the commencement of such Renewal Term.

         Section 4.02.  Purchase Option. (a)  Election
to Purchase. Provided that (i) this Lease has not otherwise expired or terminated, and (ii) the Lessee shall have previously given the Preliminary Notice under Section 4.01(a) hereof in the case of paragraph
(A) below or the applicable notice for each other paragraph below, as the case may be, the Lessee may:

         (A)  by irrevocable written notice delivered
     to the Lessor and the Owner Participant not less than 180 days prior to the end of the Basic Term, elect to purchase the Aircraft on the last day of the Basic Term (provided that the Indenture has been discharged or will be discharged concurrently with such purchase) for an amount equal to the Fair Market Value thereof; or

         (B)  by irrevocable written notice delivered
     to the Lessor and the Owner Participant not less than 365 days prior to the end of the Renewal
     Term, if any, elect to terminate the Lease and purchase the Aircraft on the first day following such Renewal Term at a price equal to the Fair
     Market Value of the Aircraft on such day; or

         (C)  exercise the purchase option in this
     Section 4.02(a)(C) which is more particularly described in Schedule V hereto by reference to this Section 4.02(a)(C) and which option shall be in an amount not less than Fair Market Value; or

         (D)  exercise the purchase option in this
     Section 4.02(a)(D) which is more particularly described in Schedule V hereto by reference to this Section 4.02(a)(D) and which option shall be in an amount not less than Fair Market Value.

         The Lessee shall give the Lessor, the Owner
Participant and the Indenture Trustee not less than 120 days' prior written notice of its election to purchase pursuant to Section 4.02(a)(C) or 4.02(a)(D) hereof. Such notice shall either direct the Lessor to prepay the Certificates in full on such Termination
Date pursuant to the applicable provisions of the Indenture or state that the Lessee shall exercise its option to assume all of the Certificates pursuant to
Section 7.12 of the Participation Agreement as of such Termination Date; provided, however, that in no event may the Lessee assume the Certificates pursuant to such Section 7.12 prior to the Exchange Date. The
Lessee's notice pursuant to Section 4.02(a)(C) or 4.02(a)(D) hereof shall become irrevocable 10 days prior to the applicable Termination Date designated in such notice.

         (b)  Terms and Conditions.  If the Lessee
elects to purchase the Aircraft pursuant to Section
4.02(a), the Lessee shall pay to the Lessor on the applicable Termination Date by wire transfer of immediately available funds the applicable purchase price together with any amounts past due hereunder and all other Supplemental Rent due under this Lease, the Participation Agreement, the Tax Indemnity Agreement or any Ancillary Agreement whereupon the Lessor will transfer to the Lessee, without recourse or warranty
(except as to the absence of Lessor's Liens) and subject to the disclaimers set forth in Section 5.01 hereof, all of the Lessor's right, title and interest in and to the Aircraft on an "as-is, where is" basis.
In connection with such transfer, the Lessee shall prepare and the Lessor shall execute or arrange for the execution of a bill of sale evidencing such transfer and any other document reasonably deemed by the parties to be necessary to convey such right, title and interest to the Lessee and, if applicable, will deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee releasing the Aircraft from the Lien of the Indenture. In connection with any termination or proposed termination of the Lease, the Lessee shall pay, at the time of the applicable Termination Date, all related reasonable costs and expenses of the Owner
Participant, the Lessor and the Indenture Trustee.

         Section 4.03.  Appraisal Procedures.  (a)
Generally.  Whenever Fair Market Rental or Fair Market
Value is required to be determined under this Lease
(unless otherwise provided herein), it shall be determined by the mutual agreement of the Lessor and the Lessee in accordance with the definitions of such terms in Article 1. If the Lessee and the Lessor cannot agree within twenty (20) days after the Lessee's notice of election to purchase the Aircraft or notice to extend the Term, as the case may be, such amount shall be determined by independent appraisal conducted by appraisers selected pursuant to Section
4.03(b). At any time prior to final determination of such amount pursuant to Section 4.03(b), the Lessee and the Lessor shall be entitled to submit to the appraisers (and shall submit to each other any bids submitted to the appraisers) any bids from unrelated third parties, and such bids shall be accorded the weight such appraisers deem appropriate. The Lessor and the Lessee shall each have an opportunity to comment on any such bids after receiving a copy thereof.

         (b)  Selection.  If an independent appraisal
is required pursuant to this Lease, the Lessor and the Lessee shall consult for the purpose of appointing a mutually acceptable, qualified aircraft appraiser. If they are unable to agree on a single appraiser within ten (10) Business Days, then the independent appraisal shall be arrived at by mutual agreement of two nationally recognized, independent aircraft appraisers, one chosen by the Lessor and one chosen by the Lessee, or, if such appraisers cannot agree on the amount of such appraisal, their appraisals shall be treated in the manner described in Section 4.03(c) hereof with an appraisal arrived at by a third nationally recognized, independent aircraft appraiser chosen by the mutual consent of such two appraisers;
provided, however, that if either party shall fail to appoint an appraiser within fifteen (15) Business Days after a written request to do so by the other party, or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser within twenty (20) Business Days after the date of the appointment of the second of such appraisers, then either party may initiate an arbitration proceeding with the American Arbitration
Association for purposes of appointing a nationally recognized, independent aircraft appraiser.

         (c)  Valuation.  If one appraiser is chosen,
the value determined by such appraiser shall be final and binding upon the Lessor and the Lessee. If two appraisers are chosen, one appraiser by the Lessor and one by the Lessee, and such appraisers agree on the value, such value shall be final and binding upon the Lessor and the Lessee. If three appraisers shall be appointed and the difference between the determination which is farther from the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged, and such average shall be final and binding upon the Owner Participant and the Lessee. Otherwise, the average of all three determinations shall be final and binding upon the Owner Participant and the Lessee.

         (d)  Rules of Appraisal.  Any appraisal
pursuant to this Section 4.03 shall be conducted in accordance with the commercial rules of the American
Arbitration Association as then in effect, as modified by this Section 4.03 and the definitions of Fair
Market Value and Fair Market Rental. All expenses of any independent appraisal shall be borne by the Lessee, except that each of the Lessee and the Owner
Participant (in the case of the Lessor) shall bear any fees, costs and expenses of its respective attorneys in connection with such appraisal except that in the case of an Event of Default or in the case of a revocation by the Lessee of its election to terminate the Lease pursuant to Section 4.02 or Article 10 hereof, such expenses shall be borne by the Lessee.


                       ARTICLE 5

            REPRESENTATIONS AND WARRANTIES

         Section 5.01.  Disclaimer of Representations
and Warranties.  THE LESSEE ACKNOWLEDGES AND AGREES
THAT (i) THE AIRFRAME AND EACH ENGINE IS OF A SIZE,
DESIGN, AND CAPACITY AND MANUFACTURE SELECTED BY AND
ACCEPTABLE TO THE LESSEE, (ii) THE LESSEE IS SATISFIED
THAT THE AIRFRAME AND THE ENGINE IS SUITABLE FOR ITS
PURPOSES, (iii) NEITHER THE OWNER PARTICIPANT NOR THE
LESSOR IS A MANUFACTURER OR A DEALER IN PROPERTY OF
SUCH KIND AND (iv) THE AIRFRAME AND EACH ENGINE IS
LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND
GOVERNMENTAL REGULATIONS, NOW IN EFFECT OR HEREAFTER
ADOPTED, WITHOUT REPRESENTATION OR WARRANTY OF ANY
KIND BY THE LESSOR, THE INDENTURE TRUSTEE OR THE OWNER
PARTICIPANT.  WITHOUT DEROGATION OF THE LESSEE'S
RIGHTS UNDER THE MODIFICATION AGREEMENT, THE OPTIONS
AGREEMENT OR SECTION 2 OF THE AGREEMENT TO LEASE AND
EXCEPT AS PROVIDED IN SECTION 2 OF THE AGREEMENT TO
LEASE, THE LESSOR LEASES TO LESSEE THE AIRFRAME AND
EACH ENGINE, AS-IS, WHERE-IS, AND NEITHER THE LESSOR,
THE INDENTURE TRUSTEE  NOR THE OWNER PARTICIPANT
MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND
HAS AND WILL HAVE BEEN DEEMED TO HAVE EXPRESSLY
DISCLAIMED, ANY WARRANTY OR REPRESENTATION EITHER
EXPRESS OR IMPLIED, AS TO (A) THE TITLE (EXCEPT, WITH
RESPECT TO THE OWNER TRUSTEE, AS EXPRESSLY SET FORTH
IN SECTION 7.04(a)(vii) OF THE PARTICIPATION AGREEMENT
AND SECTION 7(c) OF THE AGREEMENT TO LEASE),
AIRWORTHINESS (EXCEPT WITH RESPECT TO THE OWNER
PARTICIPANT, AS EXPRESSLY SET FORTH IN
SECTION 7.03(a)(xiii) OF THE PARTICIPATION AGREEMENT,
WORKMANSHIP, CONDITION, VALUE, FITNESS FOR ANY
PARTICULAR USE OR PURPOSE, DESIGN, OPERATION OR
MERCHANTABILITY OF THE AIRFRAME, ANY ENGINE OR ANY
PART THEREOF, (B) THE ABSENCE OF LATENT OR OTHER
DEFECTS, WHETHER OR NOT DISCOVERABLE, (C) THE ABSENCE
OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR
COPYRIGHT, (D) THE ABSENCE OF OBLIGATIONS BASED ON
STRICT LIABILITY IN TORT, OR (E) ANY OTHER MATTER
WHATSOEVER.  IT IS AGREED THAT ALL RISKS INCIDENT TO
THE MATTERS DISCLAIMED IN THE PRECEDING SENTENCE, AS
AMONG THE LESSOR, THE OWNER PARTICIPANT AND THE
INDENTURE TRUSTEE, ON THE ONE HAND, AND THE LESSEE ON
THE OTHER, ARE TO BE BORNE BY THE LESSEE.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN
THE FOREGOING, IT IS HEREBY AGREED AND UNDERSTOOD
BETWEEN THE PARTIES HERETO THAT, EXCEPT AS PROVIDED IN
THE AGREEMENT TO LEASE, THE LESSOR SHALL BEAR THE SOLE
RESPONSIBILITY FOR ALL RISKS, COSTS, EXPENSES AND
LIABILITIES ARISING OUT OF THE OWNERSHIP, USE,
OPERATION, MAINTENANCE OR LEASE OF THE AIRCRAFT DURING
THE PERIOD PRIOR TO THE EXECUTION OF THE LEASE
SUPPLEMENT ON THE COMMENCEMENT DATE BY THE LESSEE AND
THAT THE LESSEE SHALL NOT BE RESPONSIBLE FOR ANY SUCH
RISKS, COSTS, EXPENSES AND LIABILITIES.  FOR THE
AVOIDANCE OF DOUBT, IT IS FURTHER AGREED BETWEEN THE
PARTIES THAT THE LESSOR SHALL BE RESPONSIBLE FOR ANY
SUCH RISKS, COSTS, EXPENSES AND LIABILITIES WHICH
ARISE SUBSEQUENT TO THE EXECUTION OF SUCH LEASE
SUPPLEMENT BY THE LESSEE TO THE EXTENT THEY ARISE OUT
OF OR RELATE TO ANY ACT OR OMISSION PRIOR TO SUCH
EXECUTION BY THE LESSEE.  The provisions of this
Section 5.01 have been negotiated by the Lessor and the Lessee and, except as provided in Section 7.04 of the Participation Agreement or in Section 7(c) of the Agreement to Lease, are intended to be a complete exclusion and negation of any representations or warranties of the Lessor, express or implied, with respect to the Airframe and each Engine that may arise pursuant to any law now or hereafter in effect, or otherwise.

         Section 5.02.  No Modification of Other
Warranties. None of the provisions of this Article 5 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations
(express or implied) of the Lessee. So long as an Event of Default shall not have occurred and be continuing under this Lease and to the extent permitted under the applicable warranty, patent indemnity, or service-life policy, (i) the Lessor shall assign or otherwise make available to the Lessee such rights as the Lessor may have under any warranty, patent indemnity, or service-life policy made or given by the Aircraft manufacturer, Engine manufacturer, DA or any other subcontractor performing work on the Aircraft pursuant to the Modification Agreement or any of their respective subcontractors or suppliers, and any other claims against the Aircraft manufacturer and Engine manufacturer or any such subcontractor or supplier with respect to the Aircraft, including all rights to demand, accept and retain all rights in and to property (other than the Aircraft), data and services of any kind which the Aircraft manufacturer and Engine manufacturer are obligated to provide; and
(ii) all payments pursuant to any manufacturer's or subcontractor's warranty, patent indemnity, or service-life policy obligation shall be paid to the Lessee and the Lessee shall apply such payments to the cost of repair or correction of any condition of the Aircraft which gave rise to such payments, and the excess (if any) shall be paid to the Lessor.

         Section 5.03.  Certain Agreements of the
Lessee. The Lessee agrees with the Lessor for the benefit of the Owner Participant and the Indenture
Trustee that the Lessee shall perform the agreements, covenants and indemnities of the Lessee set forth in the Participation Agreement to the extent the same are applicable to the Owner Participant, or the Indenture
Trustee, as the case may be, as fully and to the same extent and with the same force and effect as if set forth in full in this Article 5.


                       ARTICLE 6

                         LIENS

         Section 6.01.  Liens.  The Lessee will not
directly or indirectly create, incur, assume or suffer to exist, and will promptly, at its own cost and expense, take such action as may be necessary to discharge, any Lien on or with respect to the Lessor's
Estate or this Lease or the Aircraft, the Airframe or any Engine or any Part or title thereto or any interest therein except:

         (a)  the respective rights of the Lessor and
     the Lessee as provided in this Lease, the security interest and Lien of the Indenture and the rights of the Owner Participant, the Lessor and the Indenture Trustee under the Trust
     Agreement, the Indenture and the Participation
     Agreement;

         (b)  the rights of any sublessee or
     transferee under a sublease or a transfer expressly permitted by the terms of this Lease;

         (c)  Lessor's Liens and Indenture Trustee's
     Liens, to the extent required to be discharged by the Owner Participant, the Lessor or the Indenture Trustee, as the case may be, in accordance with Sections 7.03(b), 7.04(b) or 7.05(b) of the Participation Agreement;

         (d)  Liens for taxes imposed against the
     Lessor, the Owner Trustee, in its individual capacity, the Owner Participant, or the Indenture
     Trustee, against which the Lessee has not indemnified (and is not obligated to indemnify) the Lessor, the Owner Trustee, in its individual capacity, the Owner Participant or the Indenture
     Trustee;

         (e)  Liens for taxes imposed against the
     Lessee either not yet due or being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any danger of the sale, forfeiture or loss of the Lessor's Estate, the Aircraft, the Airframe or any Engine or any interest therein;

         (f)  materialmen's, mechanics', workmen's,
     repairmen's, employees' or other like Liens arising against the Lessee in the ordinary course of the Lessee's business for amounts the payment of which is either not yet due or is being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any danger of the sale, forfeiture or loss of the Lessor's Estate, the Aircraft, the Airframe or any Engine or any interest therein;

         (g)  Liens arising from judgment or awards
     against the Lessee with respect to which (i) at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay and (ii) there is not, and such proceedings do not involve, any danger of the sale, forfeiture or loss of the Lessor's Estate, the Aircraft, the Airframe, any Engine or any interest therein, and so long as the Lessee shall have provided a bond or other security reasonably acceptable to the Lessor in order to protect the Lessor against the risks arising from such Lien; and

         (h)  Liens with respect to Collateral.


                       ARTICLE 7

   AIRCRAFT REGISTRATION, MAINTENANCE AND OPERATION

         Section 7.01.  Registration, Maintenance and
Operation. The Lessee, at its own cost and expense, shall:

         (a)  upon delivery of the Aircraft to the
     Lessee hereunder, cause the Aircraft to be duly registered in the name of the Lessor as owner, pursuant to the Act, subject to the proviso to
     Section 6.02(b) of the Participation Agreement, and at all times in accordance with the rules and regulations of the Aeronautics Authority or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 6.02(b) of the Participation Agreement;

         (b) maintain, inspect, service, repair, test and overhaul the Aircraft (or cause the same to be done) so as to keep the Aircraft (and any engine which is not an Engine but is installed on the Airframe) in as good operating condition as when delivered, ordinary wear and tear excepted, and in any event (i) in accordance with the applicable regulations of the Aeronautics
     Authority, or of the regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, and with the Lessee's maintenance program approved by the Aeronautics
     Authority or such agency or body, (ii) in the same manner as with other Airbus A310 aircraft and with the same care used by the Lessee with respect to other Airbus widebody aircraft and in the same manner and with the same care used by the Lessee with respect to similar engines installed on Airbus A310 aircraft, (or other engines permitted by the terms of this Lease to be used on the Airframe) owned or operated by the Lessee, to the extent that the same regulations, and the Lessee's FAA-approved maintenance program shall apply to any such aircraft and related engines, owned or leased by the Lessee, and utilized in similar circumstances, and without discriminating against the Aircraft, with respect to its use, operation or maintenance in contemplation of the expiration or termination of this Lease as it relates to the Aircraft other than withdrawal of the Aircraft from use and operation as is necessary to prepare the Aircraft for return to the Lessor upon such expiration or termination, (iii) so as to keep the Aircraft in such condition as may be necessary to enable its airworthiness certification to be maintained in good standing at all times under the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered and, provided, however, the Lessee shall not be in default of its obligation in this
     Section 7.01(b)(iii) to maintain the Aircraft's airworthiness certification in good standing if the Aircraft loses its airworthiness certification, such loss is curable and the Lessee undertakes such cure promptly, diligently, and continuously, using its best efforts but, provided, further, that in the event such loss is not a loss of the character described in clause
     (iv) of the definition of Event of Loss and is not curable or, if curable, has not been cured within twelve (12) months of the date the airworthiness certification was lost, unless the Lessor elects to retain the Aircraft in accordance with the procedure described in
     Article 10 hereof, the Aircraft shall be sold within 90 days after the earlier of (1) the date it is determined that the loss of the airworthiness certificate is not curable, (2) the date twelve (12) months after the airworthiness certificate is lost, or (3) 90 days prior to the end of the Term, in each case, in accordance with the procedure set forth in Section 10.01(b) hereof (except that the Lessee shall have no right to rescind such termination procedure
     (unless the loss of airworthiness certification shall have been cured) and the Lessee shall accept the highest bid thereunder without regard to whether such bid is less than Termination
     Value) and the Lessee shall make the payments set forth in Section 10.01(c) hereof, and on the date of such sale this Lease shall (subject to the conditions specified in Article 10 hereof) terminate; and provided, that this Lease shall continue in full force and effect until the Aircraft is sold according to such procedures and nothing in this Section 7.01(b) shall or shall be deemed to limit in any respect the Lessee's obligations under Article 12 hereof or under any other Operative Agreement;

         (c) maintain, or cause to be maintained, all records, logs and other materials in respect of the Aircraft required by the Aeronautics
     Authority, or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, all such records and logs to be maintained in the English language, to the extent required by the Federal
     Aviation Act (which records, logs and other materials shall, as between the Lessor and the Lessee and all parties claiming through the Lessee, be the property of the Lessor but shall become the property of the Lessee upon purchase by the Lessee of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and the Lessee's compliance with
     Section 11.02 hereof);

         (d)  promptly furnish to the Lessor such
     information within the Lessee's possession as may be required to enable the Lessor to file any reports to be filed by the Lessor with any governmental authority because of the Lessor's ownership of or the Owner Participant's or the Indenture Trustee's interest in the Aircraft;

         (e)  not maintain, use or operate the
     Aircraft or any Engine in violation of any airworthiness certificate or registration relating thereto, or in violation of any law or any license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Lessee or the Aircraft or any Engine or any manufacturer's operation manual or instruction or service bulletin relating to the Airframe or any Engine or for any purpose for which the Aircraft is not designed; provided, however, that the Lessee may in good faith (after having delivered to the Lessor a certificate signed by an authorized officer of the Lessee stating the relevant facts) contest the validity or application of any such law, license, rule, regulation or order in any manner that does not in the Lessor's opinion, involve any risk of liabilities or civil penalties or criminal penalties being imposed on or against the Owner
     Participant, the Indenture Trustee or the Lessor, that does not involve any material risk of loss or forfeiture of the Aircraft or any Engine and that does not materially adversely affect the Lessor, its title or interest in such Aircraft or any Engine, or the interests of the Indenture
     Trustee or the Owner Participant; and if any such law, license, rule, regulation or order requires alteration of the Aircraft or any Engine, the Lessee will conform therewith at its expense and will maintain the Aircraft and the Engines in proper operating condition under such law, license, rule, regulation or order; and

         (f)  not operate or locate the Aircraft or
     any Engine, or suffer the Aircraft or any Engine to be operated or located, (i) in any area excluded from coverage by an insurance policy in effect with respect to the Aircraft and each Engine required by the terms of Article 13 hereof, except in the case of a requisition for use by the Government where the Lessee has obtained (and furnished the Lessor with satisfactory evidence of its having obtained) prior to the operation or location of the Airframe or any Engine in such area, indemnification or insurance in lieu of such indemnification from the Government against the risks and in the amounts required by, and otherwise in compliance with, Article 13 hereof covering such operation or location in such area, or (ii) in areas that are war zones or recognized, or, in the Lessee's reasonable judgment, threatened areas of hostilities
     (including any area of the United States of America which becomes such an area), unless fully covered by international war-risk and allied perils insurance coverage including hijacking
     (air piracy) and non-Government confiscation and expropriation insurance) or unless the Aircraft is operated or used under contract with the Government under which contract the Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of the contract and for injury to persons or damage to properties of others, in either case in the amounts required by Article 13 hereof, and the Lessee shall have furnished the Lessor with satisfactory evidence thereof.

         Section 7.02.  Possession and Permitted
Transfer and Sublease. (a) Conditions. The Lessee will not, without the prior written consent of the Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, so long as
(i) no Event of Default shall have occurred and be continuing, and (ii) the Lessee shall comply with the provisions of Article 13 hereof, the Lessee may without the prior written consent of the Lessor and the Owner Participant:

         (i) at any time, so long as the sublessee is generally meeting its obligations as they come due and is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, and no Payment Default or Bankruptcy Default shall exist at the inception of the sublease (A) sublease the Aircraft or any Engine to a U.S. Air Carrier, (B) after the Tax
     Attribute Period, sublease the Aircraft to an Air
     Carrier which is principally based in and domiciled in one of the countries listed on
     Schedule III of the Participation Agreement, or
     (C) after the Tax Attribute Period, sublease the Aircraft to any other Air Carrier not described in this Section which shall be acceptable to the Lessor as evidenced by its prior written consent;
     provided, that, (i) with respect to clauses (B) and (C) above, at the time of any such sublease the United States of America maintains normal and full diplomatic relations with the country in which such Air Carrier is principally based and domiciled and (ii) any such Air Carrier to which the Aircraft is proposed to be subleased shall operate the Aircraft under a maintenance program where standards are at least equal to those specified for similar aircraft with similar engines by one of the Federal Aviation
     Administration, the Directoire Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of
     Germany or the Civil Aviation Authority of the United Kingdom. In the case of any sublease (x) such sublease shall include the provisions required by Section 7.02(b) hereof and expressly require the sublessee to operate and maintain the Aircraft in compliance with the applicable provisions of this Lease, (y) such sublease shall provide that such sublessee will not transfer possession of, or any other rights to, the subleased Airframe or any Engine to any other person without the prior written consent of the Lessor (except as permitted by subparagraphs (ii) through (viii) below) and (z) such sublease shall expire not later than 180 days prior to the expiration of the Basic Term or the Renewal Term, if any. In addition, prior to entering into any such sublease under clause (C) of this Section
     7.02(a)(i), the Lessee will provide opinions of counsel (such counsel and the form of such opinions to be reasonably satisfactory to the Lessor and the Indenture Trustee) to the effect that (1) the Operative Agreements and the sublease will constitute legal, valid and enforceable obligations of the parties thereto under the laws of such country (including without limitation the provisions thereof required by
     Section 7.02(b) below), (2) it is not necessary for the Owner Participant, the Lessor or the Indenture Trustee to register or qualify to do business in such country as a result of the proposed sublease or in order for the Owner
     Participant, the Lessor or the Indenture Trustee to enforce the terms and conditions of the Operative Agreements, (3) the laws of such country require fair compensation by the government of such country payable in a currency freely convertible into U.S. Dollars for the loss of the use of or title to the Airframe or any Engine in the event of a requisition of use or title by such government, (4) the Lessor's title to the subleased equipment will be recognized,
     (5) there is no tort liability of the owner of an aircraft not in possession thereof or of persons lending money to such an owner for the purchase of an aircraft, under the laws of such jurisdiction other than tort liability which might have been imposed on such owner or persons under the laws of the United States or any state thereof (it being understood that, in the event that such latter opinion cannot be given in a form satisfactory to the Lessor, such opinion shall be waived if insurance reasonably satisfactory to the Lessor is available to cover such risk and is provided at or before the execution of such a sublease, at the Lessee's cost and expense), (6) the required agreement of such foreign air carrier that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such foreign air carrier under applicable law
     (subject only to customary exceptions to enforceability), (7) the remedies provisions of this Lease are enforceable against the Lessee notwithstanding such sublease or any bankruptcy proceedings involving the sublessee and (8) none of the Owner Participant, the Lessor, or the Indenture Trustee will suffer any unindemnified adverse tax consequences as a result of such sublease;

         (ii)  subject the Airframe or permit the
     Airframe to be subjected to normal interchange agreements or subject the Engines or permit any Engine to be subjected to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry, entered into by the Lessee in the ordinary course of its business with a vendor domiciled in the United
     States or in a country with which the United
     States maintains "normal" diplomatic relations
     (other than in the case of Taiwan, in which case relations as in effect on the Commencement Date shall be acceptable), or; (x) any United States
     Air Carrier certificated under Section 401 of the Act or any successor provision or (y) any "foreign air carrier" (as such term is defined in the Act) which is (I) organized in a country listed on Schedule III to the Participation
     Agreement, (II) organized in a country with which the United States then maintains "normal" diplomatic relations (other than in the case of Taiwan, in which case relations as in effect on the Commencement Date shall be acceptable), (III) is a party to the Geneva Convention or (IV) otherwise provides equivalent protection to owners, lessors and mortgagees of aircraft;
     provided that no transfer of the registration of the Airframe or any Engine shall be effected and that throughout the period that the Airframe or any Engine is subjected to such interchange or pooling agreement or arrangement the terms of this Lease shall be observed; and provided, further, that no such agreement or arrangement contemplates or requires the transfer of title to or registration of the Airframe or any Engine, and if the Lessor's title to any Engine shall nonetheless be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss occurring on the date of such divestiture with respect to such Engine and the Lessee shall comply with Section 11.04 of this Lease in respect of such Engine;

       (iii)  deliver or permit the delivery of
     possession of the Airframe or any Engine to their respective manufacturers or certified maintenance providers for testing, service, repair, maintenance or overhaul work or for alterations or modifications in or additions to the Airframe or Engine to the extent required or permitted by the terms of Article 9 hereof;

        (iv)  transfer or permit the transfer of
     possession of the Airframe or any Engine pursuant to a contract or agreement with the Government or pursuant to the Civil Reserve Air Fleet Program
     ("CRAF Program") administered pursuant to
     Executive Order No. 20999, as amended, or any similar or substitute programs, so long as the Lessee (or any permitted sublessee or transferee pursuant to this Section) shall promptly notify the Lessor upon such transfer of possession and provide the Indenture Trustee with the name and address of the Contracting Officer or representative of the Military Aircraft Command of the United States Air Force to whom notices must be given in respect of the Aircraft, provided, that if such transfer of possession continues beyond the end of the Basic Term or the Renewal Term, the Basic Term or the Renewal Term, as applicable, shall be automatically extended
     (including the obligation to pay Rent per diem during such extension at a rate equal to the Fair
     Market Rental) for up to six (6) months after the end of the Term;

         (v) install or permit the installation of an Engine on an airframe which is owned by the Lessee or any permitted sublessee free and clear of all Liens, except (A) Liens of the type permitted under Section 6.01 hereof, (B) Liens which apply only to the engines (other than an Engine), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe and which do not apply to substantially all of such airframe and (C) the rights of an Air
     Carrier under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed on it;

         (vi)  install or permit the installation of
     an Engine on an airframe leased to the Lessee or any permitted sublessee or transferee or purchased by the Lessee subject to a conditional sale or other security agreement, provided that
     (A) such lease, conditional sale or other security agreement does not cover the Engine so installed and the Lessor and the Indenture
     Trustee shall have received from the lessor, conditional vendor or secured party of such airframe an agreement (which may be the lease or conditional sale or other security agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time, and
     (B) such airframe is and remains free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and Liens of the type permitted by subparagraph (v) of this
     Section 7.02(a);

       (vii) install or permit the installation of an Engine on an airframe owned by the Lessee, leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph
     (v) nor subparagraph (vi) of this Section 7.02(a) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with
     Section 11.04 hereof in respect of such Engine, the Lessor not intending to waive any right, title or interest it may have to or in such Engine under applicable law until compliance by the Lessee with such Section 11.04; and

      (viii)  enter into a wet lease under which the
     Lessee has effective control of the Aircraft in the ordinary course of the Lessee's business which shall not be considered a transfer of possession hereunder, provided that the Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such wet lease.

         (b)  Rights of Transferee.  Notwithstanding
the provisions of Section 7.02(a) hereof, the rights of any transferee who takes possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by Section 7.02(a) hereof shall be subject and subordinate to, and any sublease or wet lease permitted by Section 7.02(a) hereof shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, the Lessor's right to repossession pursuant to Article
17 hereof and to avoid such sublease upon such repossession, and the Lessee shall remain primarily liable for the performance of all the terms of this Lease to the same extent as if such sublease or transfer had not occurred. Any such sublease shall include appropriate provisions for the maintenance, inspection (as required by Section 14.01 hereof) and insurance of the Aircraft, the Airframe and each Engine in accordance with the provisions of this Lease and shall provide assurances reasonably satisfactory to the Lessor that the sublessee may not further sublease any of such equipment. The Lessee shall notify the Lessor, the Owner Participant and the Indenture Trustee of any sublease of the Airframe at least 15 days before the execution and delivery thereof. The Lessee shall provide the Lessor, the Owner Participant and the Indenture Trustee within 15 days after execution and delivery thereof a copy of any sublease which has a term in excess of six (6) months and shall deliver a copy of any other sublease promptly after a request therefor from any such party and, prior to execution and delivery of any sublease deliver to Lessor all other documents required hereunder relating to such sublease or transfer of possession.

         (c)  No Release of Lessee/Costs of
Subleasing. No sublease, interchange or pooling agreement or other relinquishment of possession permitted under this Article 7 of the Aircraft, the Airframe or any Engine shall in any way discharge or diminish any of the Lessee's obligations to the Lessor, the Owner Participant or the Indenture Trustee under this Lease, the Participation Agreement or the Tax Indemnity Agreement, or constitute a waiver of any of the Lessor's rights and remedies hereunder or thereunder or extend beyond the end of the Term
(except as provided in Section 7.02(a)(iv) hereof).
Subject to the terms and conditions of this Lease, the Lessee will retain the right to cure any default by any sublessee permitted pursuant to this Section 7.02 and to terminate such sublease upon such default. The
Lessee shall pay all costs of the Lessor, the Owner
Participant and the Indenture Trustee incurred in connection with any subleasing or proposed subleasing.

         Section 7.03.  Insignia.  (a)  Nameplate.  On
or prior to the Commencement Date of the Aircraft or as soon thereafter as possible, the Lessee agrees to affix to and maintain in the cockpit of the Airframe, in a clearly visible location, and on each Engine, a clearly visible metal nameplate bearing the inscription "FIRST SECURITY BANK OF UTAH, NATIONAL
ASSOCIATION, AS OWNER TRUSTEE, OWNER AND LESSOR," and, so long as the Airframe or any Engine shall be subject to the Lien of the Indenture the additional inscription "NATIONSBANK OF GEORGIA, NATIONAL
ASSOCIATION, AS INDENTURE TRUSTEE, MORTGAGEE."

         (b)  Lessee's Marks.  Except as provided in
clause (a) above, the Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that during the Term, the Lessee may cause such Aircraft to be lettered
"Federal Express Corporation" or may letter, paint or mark it in some other appropriate manner for convenience of identification of the Lessee's interest or the interest of any permitted sublessee (including but not limited to the Lessee's or any permitted sublessee's customary colors and insignia) and to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines or any Parts of either.


                       ARTICLE 8

           REPLACEMENT AND POOLING OF PARTS

         Section 8.01.  Replacement of Parts.  (a)
Generally. The Lessee, at its own cost and expense, will replace or cause to be replaced as promptly as practicable all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason, except as otherwise provided in Section 9.01 or 9.02 hereof. In addition, the Lessee may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee, except as otherwise provided in Sections
9.01 or 9.02 hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of Liens (except for pooling arrangements to the extent permitted by Section 8.02 hereof and Liens permitted under Section 6.01(a),(b),(c),(d) and (f) hereof) and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, and in any event not less than the condition and repair required to be maintained by the provisions of this Lease.

         (b)  Title.  All Parts at any time removed
from the Airframe or any Engine shall remain the property of the Lessor until such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement
Parts specified in Section 8.01(a) hereof.
Immediately upon any replacement Part (other than, to the extent permitted by Section 8.02 hereof, a replacement Part subject to a pooling arrangement) becoming incorporated or installed in or attached to the Airframe or any Engine, and without further act:

          (i) title to the replaced Part shall vest in the Lessee, free and clear of all rights of the Lessor, and such replaced Part shall no longer be deemed a Part under this Lease;

         (ii)  title to such replacement Part shall
     vest in the Lessor free and clear of all Liens except for Liens permitted by Section 6.01(a),
     (b), (c), (d) and (f) hereof; and

        (iii)  such replacement Part shall become
     subject to this Lease and to the Lien of the Indenture and shall be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

         Section 8.02.  Pooling of Parts.  Any Part
removed from the Airframe or any Engine as permitted in Section 8.01(a) hereof may be subjected by the Lessee to any normal pooling arrangement customary in the airline industry and entered into with vendors and other Air Carriers in the ordinary course of the Lessee's business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8 hereof, as promptly as practicable after the removal of such removed Part.
In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 8.01(a) hereof may be owned by another Air Carrier subject to such normal pooling arrangement, provided that the Lessee, at its own cost and expense and as promptly as possible, either:

         (a) causes title to such replacement Part to vest in the Lessor in accordance with Section
     8.01(b) hereof by the Lessee acquiring title to such replacement Part for the benefit of, and transferring such title to, the Lessor free and clear of all Liens (other than Liens permitted under Section 6.01(a), (b), (c), (d) and (f) hereof); or

         (b)  replaces such replacement Part by
     incorporating or installing in or attaching to the Airframe or such Engine a further replacement
     Part owned by the Lessee free and clear of all Liens (other than Liens permitted under Section
     6.01(a), (b), (c), (d) and (f) hereof) and by causing title to such further replacement Part to vest in the Lessor in accordance with Section
     8.01(b) hereof.

         All such replacement Parts and further
replacement Parts shall meet the standards set forth in the last sentence of Section 8.01(a) hereof.


                       ARTICLE 9

       ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section 9.01.  Required Alterations and
Modifications. The Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Airframe and each Engine as may be required from time to time to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Lessee's operations and aircraft; provided, however, that the Lessee may in good faith (after having delivered to the Lessor a certificate signed by an authorized officer of the Lessee stating the relevant facts) contest the validity or application of any such requirement in any manner that does not, in the Lessor's opinion, involve any risk of liabilities or civil penalties or criminal penalties being imposed on or against the Owner Participant, the Indenture
Trustee or the Lessor, that does not involve any material risk of loss or forfeiture of the Aircraft or any Engine and that does not materially adversely affect the Lessor, its title or interest in such Aircraft or any Engine, or the interests of the Indenture Trustee or the Owner Participant; and if any such requirement requires alteration of the Aircraft or any Engine, the Lessee will conform therewith at its expense and will maintain the Aircraft and the Engines in proper operating condition under such requirement. All such alterations, modifications or additions required to be made under this Section 9.01 shall be made on or before the date mandated therefor, taking into account postponements resulting from a contest or otherwise and shall be made at such time and in such a manner so as not to discriminate against the Aircraft whether by reason of its leased status or otherwise. Title to all alterations, modifications and additions made pursuant to this Section 9.01 shall without further act vest in the Lessor and become subject to this Lease.

         Section 9.02.  Other Alterations and
Modifications. (a) Generally. The Lessee, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Obsolete
Parts, provided that no such alteration, modification, addition or removal, individually or in the aggregate, shall create any adverse tax consequences for the Owner Participant not otherwise indemnified for, diminish the value, useful life, or utility of the Airframe or the value and utility of any Engine or impair its condition or airworthiness below its value, useful life (in the case of the Airframe only), utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal, assuming that the Airframe or such Engine was then in the condition and airworthiness required to be maintained by the terms of this Lease, or cause the Airframe or any Engine to become "limited use property" within the meaning of Revenue Procedure
76-30, 1976-2 C.B. 647.

         (b)  Title to Installed Parts.  Title to each
Part incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification, removal or addition made pursuant to Section 9.02(a) hereof shall without further act vest in the Lessor and become subject to this Lease; provided, however, that the Lessee may remove any such Part at any time during the Term if:

          (i)  such Part is in addition to, and not in
     replacement of or substitution for, any Part originally incorporated or installed in or attached or added to the Airframe or such Engine on the Commencement Date or any Part in replacement of, or substitution for, any such Part;

         (ii)  such Part is not required to be
     incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Article 7 hereof or the first sentence of Section 9.01 hereof;

        (iii)  such Part can be removed from the
     Airframe or such Engine without (A) causing material damage to the Airframe or such Engine
     (it being understood that the Lessee shall repair any damage caused by a permitted removal) or diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease or (B) diminishing the value, utility or remaining useful life (in the case of the Airframe) or the value and utility (in the case of such Engine) which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not occurred, assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease; and

         (iv)  the cost of such Part was not paid by
     the Lessor.

         (c)  Title to Removed Parts.  Upon the
removal by the Lessee of any such Part as provided in subsection (b) above, title thereto shall, without further act, vest in the Lessee and such Part shall no longer be deemed a Part. Any Part not removed by the Lessee as above provided prior to the return of the applicable Aircraft to the Lessor hereunder shall remain the property of the Lessor and subject to this Lease.


                      ARTICLE 10

                 VOLUNTARY TERMINATION

         Section 10.01.  Right of Termination Upon
Obsolescence or Surplus.  (a)  Option to Terminate.
So long as no Event of Default or Payment Default shall have occurred and be continuing, the Lessee shall have the right, at its option, on any Termination Date, on at least 180 days' prior written notice (which notice shall state the Proposed
Termination Date) to the Lessor, the Indenture Trustee and the Owner Participant (or, in the circumstances described in Section 7.01(b) hereof, the Lessee shall have the obligation on not more than 90 days' prior written notice) to terminate this Lease as of a Termination Date (or within such 90-day period) if the Aircraft shall have become obsolete or surplus to the operations of the Lessee; provided that the Lessee shall have furnished to the Lessor, the Indenture
Trustee and the Owner Participant a certificate of the Lessee's President, Chief Executive Officer, Chief
Financial Officer, Chief Operating Officer, Treasurer or Assistant Treasurer stating the determination of Lessee that the Aircraft is obsolete or surplus to its needs or that the Lessee has given such notice pursuant to Section 7.01(b) hereof. Unless the Lessor has elected to retain the Aircraft as herein provided or the Lessee has given such notice pursuant to Section
7.01(b) hereof, the Lessee shall have one right to revoke its notice of termination not less than ten (10) Business
Days prior to the Proposed Termination Date whereupon this Lease shall continue in full force and effect;
provided that the Lessee may not deliver another notice of termination within one year after revocation of the prior notice, and provided further that the Lessee may not revoke its notice if a cash bid which is for an amount greater than or equal to Termination
Value has been submitted for the purchase of the Aircraft.

         (b)  Sale Procedure.  During the period from
the giving of notice pursuant to Section 10.01(a) until the Proposed Termination Date, the Lessee, as non-exclusive agent for the Lessor, shall use its reasonable efforts to obtain bids for the cash purchase on the Proposed Termination Date (or such earlier date as shall be consented to in writing by the Lessor) of such Aircraft. On the Termination
Date, the Engines shall be installed on the Airframe
(provided that the Airframe may be sold with engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and Replacement
Engines being sold with the Airframe equals two).  The
Lessor may, if it desires to do so, seek to obtain such bids. The Owner Participant shall not inspect any bids received by the Lessee, unless the Owner
Participant has given to the Lessee binding and irrevocable notice that neither the Owner Participant nor any of its Affiliates nor any Person acting for the Owner Participant or such Affiliate will submit a bid for the purchase of the Aircraft and if such notice has been given, the Lessee will provide the Lessor with copies of bids received by the Lessee. No bid may be submitted by the Lessee or any Person, firm or corporation affiliated with the Lessee (or with whom or which there is any arrangement or understanding as to the subsequent use of the Aircraft by the Lessee or any of its Affiliates) or any agent or person acting on behalf of the Lessee. The Lessee may reject any bid which is less than the applicable
Termination Value unless the sale is being made pursuant to a notice given in accordance with Section
7.01(b) hereof.  Subject to the provisions of Section
10.02 hereof, on the Proposed Termination Date or such earlier date of sale as shall be consented to in writing by the Lessor, the Lessee shall deliver the Airframe which shall have the Engines installed on it
(provided that the Airframe may be delivered with installed engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and Replacement Engines being delivered with the Airframe equals two and the Lessee shall comply with the provisions of Section 11.04 hereof as if an Event of Loss occurred with regard to the Engines) to the bidder which shall have submitted the highest cash bid
(whether certified to the Lessor by the Lessee or directly received by the Lessor and certified to the Lessee, it being understood, however, that all bidders shall be required to make payments directly to the Lessor) in the same manner as if delivery were made to the Lessor pursuant to Article 12 hereof, at a location specified by such bidder, and shall duly transfer to the Lessor title to any such engines not owned by the Lessor, and the Lessor shall, upon payment in full of the bid price and all amounts due and owing pursuant to Section 10.01(c) hereof by wire transfer of immediately available funds, sell the Airframe and Engines or engines to such bidder without recourse or warranty (except as to the absence of Lessor's Liens).

         (c)  Payments to the Lessor.  The total
selling price realized at a sale of the Aircraft pursuant to Section 10.01(b) hereof net of all expenses of the sale (including commissions and any sales or transfer taxes) (the "Net Sales Price") shall be retained by the Lessor (or the Indenture Trustee, as long as the Indenture is in force) and, in addition, on or before the Proposed Termination Date
(or any earlier date of sale), the Lessee shall pay to the Lessor (or the Indenture Trustee, as long as the Indenture is in force), by wire transfer of immediately available funds, the sum of:

         (i)  the excess, if any, of the Termination
     Value for the Aircraft computed as of the Termination Date over the Net Sales Price therefor; plus

         (ii)  all other amounts then due and payable
     by the Lessee under this Lease or any other
     Operative Agreement (including any Make-Whole
     Premium payable pursuant to the Indenture).

         (d)  Transfer of Uninstalled Engines.  Upon
payment of the amounts described in Section 10.01(c) hereof and upon transfer to the Lessor of title to engines which have been returned in lieu of Engines as provided in Section 10.01(b) hereof, and upon payment of all other amounts then due under this Lease, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's
Liens), all of the Lessor's right, title and interest in and to any Engines which were replaced with engines pursuant to Section 10.01(b) hereof, and shall deliver to the Lessee, at the Lessee's cost, such instrument as the Lessor shall have received from the Indenture
Trustee, releasing such Engines from the Lien of the Indenture.

         (e)  Limitation on the Lessor's Duties.  The
Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to transfer to the purchaser named in the highest cash bid as referred to above (or to such purchaser and to the Lessee, as the case may
be), without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to the Aircraft, against receipt by the Lessor of the payments provided for.

         (f)  Termination of the Lessee's Obligations.
Upon the sale of the Aircraft pursuant to this Section
10.01 and upon compliance by the Lessee with the further provisions of this Article 10, the obligation of the Lessee to pay Basic Rent shall cease for any Rent Payment Date occurring after the Termination
Date and the Term shall end effective as of the Termination Date. If no sale shall have occurred on or before the Proposed Termination Date, this Lease shall continue in full force and effect and, for purposes of Section 10.01(a) hereof, it shall be deemed that the Lessee has rescinded its notice of termination, and the Lessee shall pay the expenses incurred by the Lessor, the Owner Participant and the Indenture Trustee in connection with the proposed sale.

         Section 10.02.  Retention of the Aircraft by
the Lessor.  (a)  Generally.  Notwithstanding Section
10.01, the Lessor may, subject to Section 10.02(b) hereof, elect to retain the Aircraft after receipt of the Lessee's notice of termination given in accordance with Section 10.01(a), by giving the Lessee and the Indenture Trustee written irrevocable notice of such election not less than thirty (30) days prior to the Proposed Termination Date. If the Lessor so elects, the Lessee shall pay to the Lessor on the Proposed
Termination Date, by wire transfer of immediately available funds all amounts then due and payable by the Lessee under this Lease and any other Operative
Agreement on or prior to the Termination Date
(including any Make-Whole Premium payable pursuant to the Indenture).

         (b)  Payment of the Certificates.  It shall
be an absolute condition precedent to the Lessor's right to retain the Aircraft and to the termination of the Term pursuant to this Section 10.02 that the Lessor (or the Lessee to the extent set forth in Section 10.02(a)) shall have paid to the Holders of the Certificates and such Holders shall have received the entire outstanding principal amount of and accrued interest on the Certificates on the Termination Date and all other sums due and owing to the Indenture
Trustee and the Holders of the Certificates (including any Make-Whole Premium payable pursuant to the Indenture) on or prior to the Termination Date under this Lease, the Indenture or any other Operative
Agreement. If the condition precedent set forth in this Section 10.02(b) is not satisfied on any Termination Date, the Lease shall continue in full force and effect with respect to the Aircraft (and the Lessee's notice of termination referred to in Section
10.02(a) hereof shall be deemed revoked).

         (c)  Delivery of Aircraft to Lessor; Title to
Engines. If the Lessor elects to retain such Aircraft pursuant to this Section 10.02, the Lessee shall deliver the Airframe and the Engines (provided that the Airframe may be delivered with engines meeting the requirements set forth herein for Replacement Engines in lieu of the Engines so long as the aggregate number of Engines and engines being delivered with the Airframe equals two and provided that the other requirements of Section 11.04 hereof are met as if an Event of Loss has occurred with regard to the Engines) to the Lessor in the same manner as if delivery were made to the Lessor pursuant to Article 12 hereof, and shall duly transfer to the Lessor right, title and interest to any such engines not owned by the Lessor, all in accordance with Article 12 hereof. Upon such delivery of the Airframe and the Engines or engines to the Lessor and payment by the Lessee of any amounts required to be paid by the Lessee pursuant to Section
10.02(a) hereof, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens), all of the Lessor's right, title and interest in and to any Engines which were replaced by engines pursuant to this Section 10.02(c), and shall deliver to the Lessee such instrument as the Lessor shall have received from the Indenture Trustee releasing such Engines from the Lien of the Indenture.

         (d)  Termination of the Lessee's Obligations.
Upon compliance by the Lessor and the Lessee with the provisions of this Section 10.02 and upon compliance by the Lessee with the further provisions of this
Article 10, the obligation of the Lessee to pay Basic
Rent shall cease for any Rent Payment Date occurring on or after the Termination Date and the Term shall end effective as of the Termination Date.

         Section 10.03.  Voluntary Termination as to
Engines. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right at its option and at any time, on at least sixty
(60) days' prior written notice to the Lessor, to terminate this Lease with respect to any Engine not then installed or held for use on the Airframe, provided that prior to the date of such termination, the Lessee shall comply with the terms of Section
11.04 hereof to the same extent as if an Event of Loss had occurred with respect to such Engine.


                      ARTICLE 11

            LOSS, DESTRUCTION, REQUISITION

         Section 11.01.  Lessee's Notification
Responsibility. The Lessee shall notify the Lessor, the Owner Participant and the Indenture Trustee as soon as practicable but in no event more than five (5)
Business Days following the occurrence of an event which constitutes or might constitute an Event of Loss with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe.

         Section 11.02.  Payment of Stipulated Loss
Value. (a) If an Event of Loss has occurred, the Lessee shall pay to the Lessor, by wire transfer of immediately available funds on the earlier of (i) the fifth Business Day following receipt in full of insurance proceeds or requisition proceeds, described in Section 11.05 hereof, in connection with such Event of Loss and (ii) the 90th day after the occurrence of such Event of Loss (the earlier of such dates being referred to herein as the "Loss Payment Date"), the sum of (A) the Stipulated Loss Value, determined as of the Stipulated Loss Value Determination Date next preceding the Loss Payment Date (or, if the Loss
Payment Date occurs on a Stipulated Loss Value
Determination Date, determined as of such Stipulated
Loss Value Determination Date), together with interest on such amount at the Debt Rate from such Stipulated
Loss Value Determination Date to the Loss Payment
Date, plus (B) any and all Basic Rent due and payable on or prior to the relevant Stipulated Loss Value
Determination Date and unpaid, plus (C) any and all Supplemental Rent due and payable on or prior to such Loss Payment Date and all other amounts owing by the Lessor to the Indenture Trustee or to the Holders under the Indenture and the other Operative Agreements plus (D) any reasonable out-of-pocket expenses incurred in connection with such Event of Loss and the related prepayment of the Certificates by the Lessor, the Owner Participant and the Indenture Trustee.

         (b)  Termination of Lease; Title Transfer.
Upon payment in full of the amounts due pursuant to
Section 11.02(a) hereof, the obligation of the Lessee to pay Basic Rent on any Rent Payment Date occurring subsequent to the payment of such amounts shall terminate and the Term shall end. Further, upon such payment, the Lessor will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) and subject to the disclaimers set forth in Section 5.01 hereof, all of the Lessor's right, title and interest, in and to the Airframe, Engines and engines, if any, with respect to which such Event of Loss occurred, as well as all of the Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed on the Airframe when such Event of Loss occurred. In connection with such transfer, the Lessee shall prepare and the Lessor shall execute or arrange for the execution of a bill of sale evidencing such transfer and any other document reasonably deemed by the parties to be necessary to convey such right, title and interest to the Lessee and, if applicable, the Lessor will deliver to the Lessee such instrument as the Lessor shall have received from the Indenture
Trustee releasing the Aircraft from the Lien of the Indenture.

         Section 11.03.  [Intentionally Omitted]

         Section 11.04.  Event of Loss with Respect to
an Engine. (a) Generally. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lessee shall give the Lessor and the Indenture Trustee prompt written notice thereof and shall, as soon as practicable but in any event within sixty (60) days after the occurrence of such Event of Loss, duly convey or cause to be conveyed to the Lessor, a replacement for the Engine with respect to which such Event of Loss occurred, good and marketable title to a Replacement Engine, free and clear of all Liens not excepted in Section 6.01(a), (b), (c), (d) and (f) hereof and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms of this Lease immediately prior to the occurrence of such Event of Loss, provided that after any replacement both Engines shall be of identical make and model. The standards set forth in this Section with respect to Replacement Engines shall apply upon any replacement or substitution of an Engine with a Replacement Engine pursuant to any other provision of this Lease.

         (b)  Conditions Precedent.  Prior to or at
the time of any conveyance of an Engine pursuant to
Section 11.04(a) hereof, the Lessee, at its own cost and expense will:

          (i)  furnish the Lessor with an original of,
     and the Indenture Trustee with a copy of, a full warranty bill of sale, in form and substance satisfactory to the Lessor, the Owner Participant and the Indenture Trustee with respect to such Replacement Engine together with an assignment in form and substance satisfactory to the Lessor and the Indenture Trustee of any and all manufacturer's warranties applicable thereto and a consent reasonably satisfactory to the Lessor and the Indenture Trustee from such manufacturer to such assignment;

         (ii)  cause a Lease Supplement covering such
     Replacement Engine to be duly executed by the Lessee and filed for recordation pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 6.02(b) of the Participation Agreement and, if the Engine being replaced was registered under the jurisdiction in which the Aircraft is then registered, the Replacement Engine shall be registered in the same fashion;

        (iii)  furnish the Lessor and the Indenture
     Trustee with a certificate of the Lessee certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine replaced, assuming such Engine was in at least the condition and repair required by the terms of this Lease immediately prior to the occurrence of such Event of Loss;

         (iv)  furnish the Lessor with such evidence
     of compliance with the insurance provisions of
     Article 13 hereof with respect to such
     Replacement Engine as the Lessor or the Indenture
     Trustee may reasonably request;

          (v)  provide the Owner Participant and the
     Lessor with (A) an opinion of counsel selected by the Owner Participant and reasonably acceptable to the Lessee (which opinion shall be reasonably satisfactory in form and substance to the Owner
     Participant and the Lessor) that it will suffer no adverse tax consequences not otherwise indemnified for as of the Commencement Date as a result of such substitution or (B) an indemnity reasonably acceptable to the Lessor against such consequences;

         (vi)  comply with the provisions of the
     Indenture relating to the replacement of Engines upon the occurrence of an Event of Loss;

        (vii)  cause an Indenture Supplement with
     respect to such Replacement Engine to be duly executed by the Lessor and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may be registered as permitted by Section 6.02(b) of the Participation Agreement in order that the Indenture shall constitute a first and prior and perfected Lien and security interest on and in respect of such Replacement Engine;

       (viii)  take such other action, including the
     filing with the Secretary of State of Utah of UCC financing statements naming the Indenture Trustee as Secured Party and with the Secretary of State of Tennessee only a notice filing, as the Lessor or the Indenture Trustee may reasonably request in order that such Replacement Engine be duly and properly titled in the Lessor, leased under this Lease and subjected to the Lien of the Indenture to the same extent as the replaced Engine;

         (ix)  furnish the Lessor, the Owner
     Participant and the Indenture Trustee with an opinion (reasonably satisfactory in form and substance to the Lessor, the Owner Participant and the Indenture Trustee) of counsel to the Lessee (which may be the Lessee's General
     Counsel) addressed to the Indenture Trustee to the effect that (A) the Lessor has good title to such Replacement Engine, and (B) such Replacement
     Engine has been validly subjected to the Lien of the Indenture (with the effect and result that the Indenture constitutes a first and prior perfected security interest and Lien on such Replacement Engine); and

          (x)  take such other action as the Indenture
     Trustee may reasonably request in order that such Replacement Engine be duly and properly subjected to the Lien of the Indenture to the same extent as the replaced Engine.

         (c)  Title Transfer.  Upon compliance by the
Lessee with the terms of Sections 11.04(a) and (b) hereof, the Lessor will transfer to the Lessee
(subject to any insurer's salvage rights), without recourse or warranty (except as to the absence of Lessor's Liens) and subject to the disclaimers set forth in Section 5.01 hereof, all of the Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred. In connection with such transfer, the Lessee shall prepare and the Lessor shall execute or forward to the Indenture Trustee for execution, as the case may be, all in recordable form, a bill of sale evidencing such transfer, a release from the Indenture of the Engine with respect to which such Event of Loss occurred, such instrument, if any, as the Lessor shall have received from the Indenture Trustee releasing such Engine from the Lien of the Indenture and any other document reasonably deemed by the parties to be necessary to convey such right, title and interest to the Lessee and to effect such release, all at the Lessee's sole cost and expense. Each Replacement
Engine shall, after such conveyance, be deemed part of the property leased under this Lease. An Event of Loss covered by this Section 11.04 shall not result in any change in Basic Rent, Stipulated Loss Values or
Termination Values with respect to the corresponding
Aircraft, but may result in payments to be made pursuant to the Tax Indemnity Agreement and the Participation Agreement.

         Section 11.05.  Application of Payments from
the Government or Others. (a) Generally. Any payments (other than insurance proceeds the application of which is provided for in Section 13.03 hereof) received at any time by the Lessor or by the Lessee from any governmental authority or any other party, foreign or domestic, with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine will be applied, as appropriate, in accordance with Section 11.05(b) or
Section 11.05(c) hereof.

         (b)  Payments of Stipulated Loss Value.  If
the payments described in Section 11.05(a) hereof are received with respect to the Airframe or with respect to the Airframe and Engines or engines then installed on such Airframe, so much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to Section 11.02 hereof shall be paid to the Lessor in reduction of the Lessee's obligations under Section 11.02 hereof if not already paid by the Lessee, or, if such obligations have already been discharged in full by the Lessee, such payments shall be applied to reimburse the Lessee for its payment of such Stipulated Loss Value and, if and to the extent specifically included in such payment, to pay to the Lessee interest on such amount of Stipulated Loss
Value at the rate included in such payment if any, or otherwise at the applicable Debt Rate, for the period from the date of payment by the Lessee of the Stipulated Loss Value to the date of reimbursement of the Lessee under this Section 11.05(b). The excess, if any, remaining after such application shall be divided between the Lessor and the Lessee as their respective interests may appear.

         (c) Payment upon Engine Replacement. If the payments described in Section 11.05(a) hereof are received with respect to an Engine not then installed on the Airframe under the circumstances contemplated by Section 11.04 hereof, all such payments shall, subject to Section 11.08 hereof, be paid over to or retained by the Lessee, provided that the Lessee shall have fully performed its obligations pursuant to
Section 11.04 hereof with respect to the Event of Loss for which such payments are made.

         Section 11.06.  Requisition of the Airframe
and the Installed Engines for Use by Government. In the event of the requisition for use by the Government or any other government of registry of the Aircraft, or any agency or instrumentality of either (a
"Requisitioning Government") of the Airframe and the Engines or engines then installed on the Airframe during the Term, which requisition does not constitute an Event of Loss, the Lessee shall promptly notify the Lessor, the Indenture Trustee, and the Owner
Participant of such requisition and all of the Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred except to the extent that any failure or delay in the performance or observance of such obligations (other than obligations for the payment of Rent) by the Lessee shall have been caused by such requisition. All payments received by the Lessor, the Lessee or any permitted sublessee or transferee from the Requisitioning Government for such use of the Airframe and Engines or engines during the Term (other than any such requisition which constitutes an Event of Loss, as to which the provisions of Section 11.05 hereof shall govern) shall, subject to Section 11.08 hereof, be paid over to, or retained by the Lessee or such permitted sublessee or transferee. All payments received by the Lessor, the Lessee or any such permitted sublessee or transferee from the Requisitioning Government for the use of the Airframe and Engines or engines after the Term shall be paid over to, or retained by, the Lessor (or the Lessee if it shall have purchased the Lessor's interest therein in accordance with the provisions hereof). In the event of any such requisition for use, the Lessee agrees to use reasonable efforts to obtain reimbursement from the Requisitioning Government to the Lessor for damages suffered by the Lessor or the Owner Participant, with respect to which the Lessee is not obligated to indemnify under the Operative
Agreements, as a result of such requisition for use.
The Lessee will endeavor to keep the Lessor informed as to any negotiations between the Lessee and/or any permitted sublessee or transferee and a Requisitioning
Government with respect to any such requisition and will consult with the Lessor regarding methods or procedures that are appropriate to effect recovery from such Requisitioning Government for such damages.

         Section 11.07.  Requisition for Use by
Government of an Engine Not Installed on the Airframe.
In the event of the requisition for use by a Requisitioning Government of registry of the Aircraft or any agency or instrumentality thereof of any Engine not then installed on the Airframe, the Lessee shall replace such Engine by complying with the terms of
Section 11.04 hereof to the same extent as if an Event of Loss had occurred with respect to such Engine as of the date of such requisition, and any payments received by the Lessor or the Lessee from the Requisitioning Government with respect to such requisition shall, subject to Section 11.08 hereof, be paid over to or retained by the Lessee, provided that the Lessee shall have fully performed its obligations under Section 11.04 hereof.

         Section 11.08.  Application of Payments
During Existence of Certain Defaults. Any amount referred to in Section 11.05, 11.06 or 11.07 hereof which is payable to the Lessee shall not be paid to the Lessee, or, if it has been previously paid directly to the Lessee, shall not be retained by the Lessee, if at the time of such payment a Payment
Default, Bankruptcy Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lessor (or the Indenture
Trustee so long as the Lien of the Indenture is in effect) as provided in Article 23 hereof as security for the obligations of the Lessee under this Agreement, and at such time as there shall not be continuing any such Payment Default, Bankruptcy
Default or Event of Default, such amount shall be paid to the Lessee.

                      ARTICLE 12

                  RETURN OF AIRCRAFT


         Section 12.01.  Return of Aircraft.  Unless
such Aircraft is purchased by the Lessee as provided in Section 4.02 hereof, at the end of the Term, or upon the termination of this Lease pursuant to Article
7, Article 10 or Article 17 hereof or otherwise
(including termination as a result of a rejection hereof pursuant to any provision of the Bankruptcy
Code), the Lessee, at its own cost and expense, will return the Aircraft by delivering it to the Lessor on the last day of the Term (including the date specified in any court order authorizing such a rejection) or on the Termination Date, as the case may be, at the Lessee's principal maintenance facility in Memphis, Tennessee or such other location within the continental United States (on the Lessee's route structure as in effect on the return date) as determined by the Lessee or such other location mutually agreed upon by the Lessee and the Lessor, and the Airframe shall be fully equipped with two Engines of the same or an improved make and model as were delivered on the Commencement Date (or Replacement
Engines), free and clear of all Liens (other than Lessor's Liens), including any rights of third parties under pooling, interchange, overhaul, repair or similar agreement or arrangements, it being understood that both such Engines and Replacement Engines so returned shall be of identical make and model and that any Replacement Engine shall be in at least as good operating condition and have at least the same value and utility as the Engines being replaced, assuming such Engines were in the condition required hereunder.
The Lessee will give the Lessor at least thirty (30)
(or ten (10) in the case of a return pursuant to Article 17 or in connection with such a rejection) days prior written notice of the place of such return;
provided, however, that if the Lessor shall have made the request for storage pursuant to Section 12.06 hereof, the Lessee shall return the Aircraft to the Lessor at the site of the storage.

         Section 12.02.  Return of Engines.  If either
engine not owned by the Lessor shall be delivered with the Airframe as set forth in Section 12.01 hereof, the Lessee, concurrently with such delivery, will, at its own cost and expense furnish the Lessor with (i) a full warranty bill of sale, in form and substance reasonably satisfactory to the Lessor, with respect to such engine, (ii) an opinion of the Lessee's counsel to the effect that, upon such return, the Lessor will acquire full right, title and interest to such engine free and clear of all Liens (other than Lessor's
Liens) and (iii) a certificate as described in Section
11.04(b)(iii) hereof. The Lessee shall take such other action as the Lessor may reasonably request in order that such Replacement Engine shall be duly and properly titled in the Lessor free and clear of all Liens (other than Lessor's Liens), and the Lessor will then transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) and subject to the disclaimers set forth in Section
5.01 hereof, all the Lessor's right, title and interest in and to any Engine in lieu of which a Replacement Engine has been delivered pursuant to
Section 12.01 hereof, "as is, where is". In connection with such transfer, the Lessee shall prepare and the Lessor shall execute or arrange for the execution of a bill of sale evidencing such transfer and any other document reasonably deemed by the parties to be necessary to convey such right, title and interest to the Lessee and, if applicable, the Lessor will deliver to the Lessee such instrument as the Lessor shall have received from the Indenture
Trustee releasing the Aircraft from the Lien of the Indenture.

         Section 12.03.  Return of Manuals.  Upon the
return of the Aircraft, the Lessee shall deliver to the Lessor (updated to reflect the actual configuration of the Aircraft at the time of return) all logs, manuals, certificates and data (to be in the English language if necessary to permit the registration of the Aircraft or as required by the
FAA), and inspection, modification and overhaul records pertaining to the Airframe, Engines or engines, which are then in the Lessee's possession and reasonably required for the further sale or lease by the Lessor of the Aircraft, Engines or engines or which are required to be maintained with respect thereto under applicable rules and regulations of the Aeronautics Authority and under the rules of any other government of registry.

         Section 12.04.  Condition of the Aircraft.
(a) Required Condition. The Aircraft when returned to the Lessor shall, at the Lessee's own cost and expense, meet the following requirements:

          (i)  it shall be duly registered in the name
     of the Lessor or its designee pursuant to the Act unless, at least sixty (60) days prior to the date scheduled for the return of the Aircraft, the Lessor otherwise requests the Lessee to retain the then-existing registration of the Aircraft;

         (ii)  it shall be clean by airline and cargo
     handling operating standards;

        (iii)  the Airframe shall be returned with the
     Engines, or any replacements thereto as herein authorized, provided that the Airframe shall have an aggregate of two Engines or engines (as herein authorized under Section 12.02 hereof), all of the same make and model, installed thereon, together with the equipment, accessories or parts installed thereon on the Commencement Date or replacements therefor (as herein authorized) and alterations, modifications and additions thereto made in accordance with the provisions of this Lease;

         (iv)  it shall be in the condition required
     by Section 7.01(b) hereof, and otherwise be in as good condition as when delivered to the Lessee, ordinary wear and tear excepted;

          (v)  it shall have a currently effective
     airworthiness certificate issued by the
     Aeronautics Authority;

         (vi)  it shall comply with any then
     applicable rules and regulations imposed by the Aeronautics Authority and, without limitation of the foregoing, terminate all airworthiness directives of, and mandatory modifications required by, the Aeronautics Authority (or any government or governmental authority, domestic or foreign, having jurisdiction over the Aircraft) required to be terminated before the end of the Term and each Engine (including any Replacement
     Engine) shall be serviceable in accordance with the Lessee's Aeronautics Authority approved maintenance program;

        (vii)  it shall be free and clear of all Liens
     and rights of others (other than the Lessor's
     Liens) including, without limitation, rights of third parties under pooling, interchange, overhaul, repair and other similar agreements or arrangements referred to in Section 7.02(a) hereof;

       (viii)  each Engine (including any Replacement
     Engine) shall be serviceable and shall have been continuously maintained in accordance with the Lessee's FAA-approved maintenance program or the maintenance program of the Lessee approved by the aeronautical authority of the country of registry of the Aircraft;

         (ix)  it shall be in a standard cargo
     configuration; and

          (x)  it shall not be subject to a use
     prohibition of the character described in clause
     (iv) of the definition of "Event of Loss";
     provided, however, that so long as no Event of Default, Payment Default or Bankruptcy Default exists if such a use prohibition shall have occurred and be continuing and shall be curable by action by the Lessee and the Lessee shall be undertaking such cure promptly, diligently and continuously, using its best efforts, then the Lessee shall have a period of eighteen (18) months from the date of such prohibition to effect such cure and the provisions of Section
     12.05 hereof shall apply throughout such period.

         (b)  Remaining Time.  On return, (i) the
Airframe shall have been maintained under the Lessee's continuous maintenance program approved by the FAA.
With respect to maintenance under the Lessee's FAA-approved maintenance program, or the maintenance program of the Lessee approved by the aeronautical authority of the country of registry of the Aircraft, the Lessee shall have treated the Aircraft in a non-discriminatory manner with other A310 aircraft in the Lessee's fleet, and the Aircraft shall be free and clear of all Liens and rights of others other than the Lessor's Liens and shall be in compliance in every material respect with the Lessee's maintenance program as if the Term were not ending. Any and all defects or discrepancies revealed by any of the inspection procedures outlined in Article 14 hereof shall be corrected by Lessee at Lessee's expense prior to the return of the Aircraft to Lessor.

         Section 12.05.  Delayed Return of Aircraft.
(a) If the return of the Aircraft to the Lessor in compliance with the terms of this Lease shall be delayed beyond the scheduled end of the Term because of the occurrence of an event described in clause
(iii)(B) of the definition of Event of Loss or pursuant to Section 12.04(a)(x), this Lease shall not terminate but shall continue in full force and effect until the earlier to occur of the return of the Aircraft hereunder or the expiration of the six-month period (or such shorter period referred to in said clause (iii)(B) or, in the event that Section
12.04(a)(x) shall be applicable, the expiration of the 18-month period referred to therein) after the scheduled end of the Term, provided that (i)
Stipulated Loss Value during such extension shall be an amount determined in accordance with Section
4.01(b) hereof, (ii) the Lessee shall pay on demand, as Basic Rent for each day of such delay and this Lease shall continue, an amount equal to the average per diem of the Basic Rent paid during the Basic Term and the Renewal Rent paid during any Renewal Term or such higher compensation being paid by the Government pursuant to the Civil Reserve Airfleet Program and
(iii) neither the Lessee nor any other Person shall use or operate the Aircraft in any manner, except pursuant to the activation of such Civil Reserve
Airfleet Program.

         (b)  If, in the case of a delay in return
pursuant to paragraph (a) above, at the expiration of the six-month period following the scheduled end of the Term the Aircraft has not been returned to the Lessor, an Event of Loss shall be deemed to have occurred on the date of expiration of such six-month period (or such shorter period referred to in paragraph (a) above) or 18-month period if Section
12.04(a)(x) shall be applicable and on such date (or at such earlier date as an Event of Loss pursuant to clause (iv) of the definition of Event of Loss shall have occurred) the Lessee shall pay to the Lessor all amounts then due hereunder together with the Stipulated Loss Value for the Aircraft determined as of such date; provided, however, that the Lessor shall have the right to waive payment of such Stipulated
Loss Value and accept the Aircraft on such date, "as is, where is" (including the Aircraft's being subject to any use prohibition of the character described in clause (iv) of the definition of Event of Loss).

         (c)  In any other situation in which the
Aircraft is not returned to the Lessor upon the expiration of the Term (other than due to a purchase of the Aircraft by the Lessee pursuant to this Lease or by a purchaser under Article 10), the Lessee shall pay on demand as Rent for each day of such delay and this Lease shall continue, an amount equal to the higher of (x) the per diem Fair Market Rental for up to six (6) months after the end of the Term and (y) the per diem average of the Basic Rent payable during the Basic Term, or the Renewal Rent payable during any Renewal Term; provided, however, that nothing in this paragraph shall be deemed (i) to relieve the Lessee in any respect from any Default or Event of Default arising from the failure to return the Aircraft at the time or in the condition required by the Operative
Agreements or (ii) to permit the Lessee or any sublessee to operate or use the Aircraft otherwise than in connection with effecting such return. For the avoidance of doubt, it is expressly agreed and understood that, except with respect to the 18-month period referred to in Section 12.04(a)(x), no period of delayed return pursuant to this Article 12 shall exceed six (6) months.

         Section 12.06.  Storage.  Upon any expiration
or termination of this Lease, at the written request of the Lessor given at least 15 days prior to such expiration or termination, the Lessee will arrange, or will cause to be arranged, at no charge to the Lessor
(subject, however, to the last sentence of this Section 12.06), storage at a ramp storage facility for the Aircraft at the Lessee's principal maintenance facilities in Memphis, Tennessee or one of the Lessee's other maintenance facilities or at a location selected by the Lessee used as a location for the parking or storage of aircraft for a period of up to 30 days. At the end of such 30 day period, if the Lessor so requests within 10 days before the end of such period, the Lessee will continue to provide such ramp storage facility at such facility or location for an additional 30 days at the Lessor's expense. If the Lessee is required to move the Aircraft from one storage facility to another, such move shall be at the risk and expense of the Lessee during the initial thirty-day storage period, otherwise the maintenance and risk of loss of, and responsibility for obtaining insurance on, the Aircraft shall be the responsibility of the Lessor during any period of storage; provided, however, that the Lessee will, upon written request of the Lessor and at the Lessor's expense, not to exceed the Lessee's incremental cost of such service, obtain insurance for the Aircraft (including, if possible, coverage through its fleet policy). Notwithstanding other provisions of this Section 12.06, in the event of an Event of Default all storage, maintenance, insurance costs and risk of loss for the Aircraft shall be for the account of the Lessee.

         Section 12.07.  Special Markings.  The Lessee
shall, at the Lessee's cost, completely strip from the interior and the exterior of the Aircraft all insignias and other distinctive markings of the Lessee or any sublessee and repaint the stripped down areas in a workmanlike manner in matching exterior colors.

         Section 12.08.  Lessor's Option to Purchase
Parts. At any time after the Lessee has advised the Lessor that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to the Lessor, the Lessee shall advise the Lessor of any Part which the Lessee intends, and is permitted, to remove as provided in Section 9.02(b) above, and the Lessor may, at its option, upon 30 days notice to the Lessee, purchase any or all of such Parts from the Lessee upon the expiration of the Term at their then Fair Market Value determined in accordance with the provisions of Section 4.03 hereof.
Upon any return of the Aircraft pursuant to this
Article 12, if the Lessor does not elect to exercise its option under this Section 12.08, the Lessee will, at its own cost and expense, remove such Parts described in subparagraph (i), (ii), or (iii) to
Section 9.02(b) as the Lessor may request.


                      ARTICLE 13

                       INSURANCE

         Section 13.01.  Public Liability and Property
Damage Liability Insurance.  (a)  Public Liability and
Property Damage Liability Insurance. The Lessee, at its own cost and expense, will maintain or cause to be maintained, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk and allied perils liability), with such retentions as the Lessee customarily maintains with respect to similar aircraft and engines which comprise the fleet of the Lessee (subject to the limitations set forth in Section 13.06) hereof, and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Lessee and owning or operating aircraft and engines similar to the Aircraft and Engines; provided that such insurance shall not be in amounts less than the amount per occurrence as shall have been agreed to on the Closing
Date by the Owner Participant, the Lessee and the Indenture Trustee, unless and only so long as the Aircraft is not operated and appropriate insurance for the Aircraft on the ground is maintained;
provided that in no event shall the limits of liability for all public liability insurance be less than the amount, per occurrence, as shall have been agreed to on the Closing Date by the Owner
Participant, the Lessee and the Indenture Trustee, unless and only so long as the Aircraft is not operated and appropriate insurance for the Aircraft on the ground is maintained.

         (b)  Government Indemnification.
Notwithstanding Section 13.01(a) hereof, in the event of the requisition for use by the Government of the Airframe or the Airframe and the Engines or engines then installed on the Airframe, the Lessee shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 13.01; provided that the Lessor shall accept, in lieu of such insurance coverage, written indemnification or insurance from the Government which is substantially the same as otherwise required under this Article 13.

         (c)  Policy Terms.  Any policy of insurance
carried and maintained in accordance with this Section
13.01, and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

          (i) name or be amended to name the Lessor in its individual capacity and as owner of the Aircraft, the Owner Participant and the Indenture
     Trustee, in its capacity as such, and each of their respective Affiliates, successors, permitted assigns and the respective officers, directors, employees, servants and agents of the foregoing in their respective capacities as such as additional insureds (hereinafter in this paragraph (c) sometimes referred to as "Additional Insured");

         (ii)  provide that, in respect of the
     interest of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee or any Additional Insured as defined under the policy of insurance required under this Section 13.01
     (other than such Additional Insured) and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any other Additional Insured as defined under the policy of insurance required under this
     Section 13.01 (other than such Additional
     Insured);

        (iii)  provide that if such insurance is
     canceled for any reason, or any substantial change is made in the policies which adversely affect the scope of the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for thirty (30) days (except in the case of war risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

         (iv)  provide that no Additional Insured
     shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

          (v)  provide that the insurers shall waive
     any rights to be subrogated to the rights of each Additional Insured, to the extent that the Lessee has waived its rights under this Lease or the other Operative Agreements; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Lessee shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by the Lessee;

         (vi)  provide that such insurer shall waive
     the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured;

        (vii)  provide that all of the provisions of
     such policy shall operate in the same manner as if there were a separate policy covering each Additional Insured; provided, that such policies shall not operate to increase any insurer's limit of liability; and

       (viii)  be primary, without right of
     contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Aircraft.

         Section 13.02.  Insurance Against Loss or
Damage to Aircraft and Engines.  (a)  Hull Insurance.
The Lessee, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines and Parts while temporarily removed from the Aircraft and not replaced by similar Engines or Parts, including in each case war-risk and allied perils, hijacking (air piracy) and governmental confiscation and expropriation insurance (except, with respect to governmental confiscation and expropriation, in the country of registry with such retentions (subject to the limitations set forth in Section 13.06 hereof) and in such form and amounts as the Lessee customarily maintains with respect to the aircraft in the Lessee's fleet of the same type and model and operated on the same routes as the Aircraft (except that the Lessee shall be required to maintain war-risk, hijacking (air piracy) and governmental confiscation and expropriation insurance (except, with respect to governmental confiscation and expropriation, in the country of registry if the Aircraft is operated on routes where the custom is for major international Air
Carriers flying comparable routes to carry such insurance), provided that such insurance shall at all times while the Aircraft is subject to this Lease and the Lien of the Indenture be for an amount not less than an amount equal to the Stipulated Loss Value for the Aircraft from time to time.

         (b)  Policy Terms.  Any policies carried and
maintained in accordance with this Section 13.02 and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

          (i) name or be amended to name the Lessor in its individual capacity and as owner of the Aircraft, the Owner Participant and the Indenture
     Trustee and each of their respective Affiliates, successors, permitted assigns and the respective officers, directors, employees, servants and agents of the foregoing, in their respective capacities as such, as additional insureds
     (hereinafter in this paragraph (b) sometimes referred to as "Additional Insured"), and the Lessor (or, so long as the Indenture as it relates to the Aircraft shall not have been discharged, the Indenture Trustee) as sole loss payee (hereinafter in this paragraph (b) sometimes referred to as "Loss Payee");

         (ii)  provide with respect to coverage
     provided under this Section 13.02, that (i) in the event of a loss involving proceeds in excess of $5,000,000 (or in the case of a loss while the Aircraft is in the possession of a permitted sublessee or transferee, $2,500,000), the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to the Lessor (or, so long as the Indenture shall not have been discharged, the Indenture Trustee), it being understood and agreed that in the case of any payment to the Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, the Lessor (or the Indenture Trustee) shall, unless a Payment Default or an Event of Default shall have occurred and be continuing, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Lessee or its order, and (ii) the entire amount of any loss involving proceeds in the aggregate of $5,000,000
     (or in the case of a loss while the Aircraft is in the possession of a permitted sublessee or transferee, $2,500,000) or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to the Lessee or its order unless a Payment
     Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Lessor or the Indenture Trustee (and if the insurers have notice of a Payment Default or Event of Default, such payment shall be made to the Indenture
     Trustee);

        (iii)  provide that if such insurance is
     canceled for any reason or any substantial change is made in the policies which adversely affects the scope of the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional
     Insured or the Loss Payee for thirty (30) days
     (except in the case of war-risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by each such Additional Insured or Loss Payee of written notice from such Insurer of such cancellation, change or lapse;

         (iv)  provide that, in respect of the
     interest of the Lessor (in its individual capacity and as the Owner Trustee), the Owner
     Participant or the Indenture Trustee in their respective capacities as such in such policies the insurance shall not be invalidated by any action or inaction of the Lessee, any Additional
     Insured or the Loss Payee (other than any action or inaction of such Additional Insured or the Loss Payee) and shall insure the Lessor (in its individual capacity and as Owner Trustee), the Owner Participant or the Indenture Trustee, regardless of any breach or violation of any warranty, declaration or condition in such policies by the Lessee or any other Insured as defined under the policy of insurance required under this Section 13.02;

          (v)  provide that the insurers shall waive
     any rights of subrogation against the Lessor (in its individual capacity and as Owner Trustee), the Owner Participant or the Indenture Trustee, to the extent that the Lessee has waived its rights under this Lease; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Lessee shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by the Lessee;

         (vi)  provide that such insurer shall waive
     any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured or Loss
     Payee;

        (vii)  be primary and without rights of
     contribution from any other insurance which is carried by any Additional Insured or Loss Payee with respect to its interest in the Aircraft; and

       (viii)  provide that no Additional Insured or
     Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance.

         Section 13.03.  Application of Insurance
Proceeds.  (a)  Generally.  All insurance proceeds
(other than proceeds from policies carried by the Lessor, the Owner Participant or the Indenture
Trustee) received under policies described in Section
13.02 hereof as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

         (i)  if such proceeds are received with
     respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe, so much of such proceeds as shall not exceed the amounts required to be paid by the Lessee pursuant to said Section
     11.02 hereof shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee, or if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts, provided that no Payment Default or Event of Default shall have occurred and be continuing, and the balance, if any, of such proceeds remaining will be paid to the order of the Lessee; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 23.01 hereof as security for the Lessee's obligations hereunder and under the Participation Agreement; or

        (ii)  if such proceeds are received with
     respect to an Engine not then installed on the Airframe and not replaced by an Engine or engine under the circumstances contemplated by Section
     11.04 hereof, all such proceeds shall be paid to the Indenture Trustee (unless the Indenture has been discharged in which case paid to the Lessor) for disbursement to the order of the Lessee, after the Lessee shall have fully performed the terms of Section 11.04 hereof with respect to the Event of Loss for which such proceeds are paid, provided that no Payment Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 23.01 hereof as security for the Lessee's obligations hereunder and under the Participation Agreement.

         (b)  Payment if no Event of Loss.  The
insurance proceeds of any property damage loss not constituting an Event of Loss with respect to the Aircraft, the Airframe or an Engine will be applied in payment (or to reimburse the Lessee) for repairs or for replacement property in accordance with Articles 7 and 8 hereof, if not already paid for by the Lessee, and any balance remaining after compliance with said
Articles 7 and 8 hereof with respect to such loss shall be paid to the order of the Lessee, provided that no Payment Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 23.01 hereof as security for the Lessee's obligations hereunder and under the Participation Agreement.

         (c)  Information.  If any Additional Insured
becomes subject to any claim covered by any insurance policy maintained pursuant to this Article 13, the Lessee shall make available any information required by such Additional Insured in connection with such claim.

         Section 13.04.  Reports.  On or before the
Commencement Date and thereafter annually on or before the scheduled expiration date for such policy during the Term (the "Expiration Date"), an aviation insurance broker will furnish to the Lessor and the Indenture Trustee a signed report, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Lease. The
Lessee will cause its aviation insurance broker to advise the Lessor, the Owner Participant and the Indenture Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which it has knowledge and which might invalidate, cause cancellation of or render unenforceable all or any part of any insurance carried by the Lessee with respect to the Aircraft. The Lessee will cause such insurance broker to agree to advise the Lessor, the Owner Participant and the Indenture Trustee in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Article 13 will not be renewed at the Expiration Date. The Lessee will also cause such insurance broker to deliver to the Lessor, the Owner Participant and the Indenture Trustee on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the Commencement Date continues in full force and effect. If the Lessee shall fail to maintain insurance as required, the Lessor may, at its option, provide such insurance, and in such event, the Lessee shall, upon demand, reimburse the Lessor, as Supplemental Rent, for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Lease, including the provisions that failure by the Lessee to maintain the prescribed insurance shall constitute an Event of Default or otherwise constitute a waiver of any other rights the Lessor may have against the Lessee.

         Section 13.05.  Lessor's Insurance.  The
Lessor may insure the Airframe or any Engine at its own cost and expense, including insuring the Aircraft for amounts in excess of the Stipulated Loss Value of the Aircraft, provided that any insurance so maintained by the Lessor shall not result in a reduction of coverage or amounts payable under insurance required or permitted to be maintained by the Lessee under this Article 13 or increase the cost to the Lessee of maintaining such insurance; provided further, that any insurance policies of the Lessor insuring the Airframe or any Engine shall provide for a release to the Lessee of any and all salvage rights in and to the Airframe or any Engine.

         Section 13.06.  Self-Insurance.  The Lessee
may self-insure the risks required to be insured against by Sections 13.01 and 13.02 hereof in such reasonable amounts as are then applicable to other aircraft or engines of the Lessee of value comparable to the Aircraft, but in no case shall such self-insurance with respect to all aircraft in the Lessee's fleet in aggregate exceed for any 12-month year an amount equal to the lesser of (i) 50% of the highest insured value of any single aircraft in the Lessee's fleet and (ii) 1.5% of the average aggregate insured value from time to time of the Lessee's entire aircraft fleet provided that a standard deductible per occurrence per aircraft not in excess of the amount customarily allowed as a deductible in the industry shall be permitted in addition to the above-mentioned self-insurance. The foregoing shall not permit Lessee to discriminate as between insurance coverage on the Aircraft and insurance which Lessee maintains with respect to similar aircraft owned or operated by the Lessee operating on similar routes in similar locations.


                      ARTICLE 14

                      INSPECTION

         Section 14.01.  Right of Inspection.  At all
times following the Commencement Date, the Lessor, the Indenture Trustee (if the Indenture is still in effect), and the Owner Participant or their respective authorized representatives, at such party's expense may at any reasonable times and upon reasonable prior notice, inspect the Aircraft, the books and records of the Lessee relating to the maintenance of the Aircraft, and such other information as they may reasonably request, and may make copies of those parts of such books, records and other information as are not deemed to be confidential by the Lessee. Within
365 days before the end of the Term, the Lessee shall upon a request from the Lessor (i) advise the Lessor, the Owner Participant and the Indenture Trustee (if the
Indenture is still in effect) of any major maintenance visits scheduled during such 365-day period and shall permit the Lessor, the Indenture Trustee (if the Indenture is still in effect) and the Owner Participant or their respective authorized representatives to observe such major maintenance visit and (ii) cooperate with the Lessor generally in making the Aircraft available for inspection by the Lessor's prospective purchasers or lessees, in all such cases, so long as such observation or inspection does not interfere with the Lessee's operation and maintenance of the Aircraft.

         Section 14.02.  No Obligation to Inspect.
Neither the Lessor, the Indenture Trustee, nor the Owner Participant shall have any duty to make any inspection of the Aircraft and no such party shall incur any liability or obligation by reason of not making any such inspection.


                      ARTICLE 15

                      ASSIGNMENT

         Section 15.01.  Lessee's Right to Assign.
The Lessee shall not, and shall have no authority or power to assign, convey or sublease any of its rights under this Lease without the prior written consent of the Lessor except (i) as expressly provided in Section
7.02 hereof, or in the case of any requisition by the Government referred to in Section 7.01 of this Lease, or (ii) to a wholly-owned subsidiary of the Lessee which shall be a certificated Air Carrier. Any such assignment, conveyance or sublease shall in no way relieve the Lessee from any obligation under any or any other Operative Agreement or any written agreement of the Lessee entered into in connection with the transactions contemplated by the Operative Agreements, which shall be and remain obligations of the Lessee.
The Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as contemplated by or provided in this Lease, the Trust Agreement, the Indenture, the Agreement to Lease or the Participation Agreement.
The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and assigns, and shall inure, to the extent expressly provided herein, to the direct benefit of, and in accordance with the provisions of the Indenture and the Participation Agreement shall be enforceable by the Indenture Trustee, the Lessor and their respective successors and assigns.

         Section 15.02.  Citizenship.  The Lessee will
at all times be a duly certificated Air Carrier under the Act.


                      ARTICLE 16

                   EVENTS OF DEFAULT

         Section 16.01.  Events of Default.  Each of
the following events shall constitute an Event of Default, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

         (a)  the Lessee shall fail to make any
     payment of Basic Rent, Renewal Rent, Stipulated
     Loss Value or Termination Value, as the case may be, within five (5) Business Days after receipt of written notice from the Lessor stating that such payment is overdue; or

         (b)  the Lessee shall fail to make any
     payment of Supplemental Rent (other than amounts described in clause (a) above) within ten (10) days after the Lessee has received written notice from the Person entitled to receive such payment stating that such payment is due (except that with respect to any failure to pay Excepted
     Payments for such period, such failure shall constitute an Event of Default at the discretion of the Owner Participant); or

         (c)  (i) the Lessee shall fail to procure,
     carry and maintain insurance on or in respect of the Aircraft at any time in accordance with the provisions of Article 13 hereof or the provisions of any Ancillary Agreement to which the Lessee is a party or such insurance lapses or is canceled, provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of 30 days (seven days or such shorter time as may be standard in the industry with respect to war risk coverage) after receipt by the Lessor of written notice of such lapse or cancellation or the date that such lapse or cancellation is effective as to the Lessor and provided further, that such failure for a period of not more than 30 days shall not constitute an Event of Default as long as the Aircraft is insured as required by Section 13.02 and by any Ancillary Agreement to which the Lessee is a party while on the ground and not operated or (ii) the Aircraft shall be operated at any time when public liability insurance required under Section 13.01 hereof shall not be in effect (it being understood that the Lessee is not required to maintain such insurance under Section 13.01 hereof while the indemnification or insurance referred to in the proviso to Section 13.01(b) hereof is in effect); or

         (d)  the Lessee shall fail to perform or
     observe any other covenant, condition or agreement to be performed or observed by it under any Operative Agreement (excluding any covenant in the Tax Indemnity Agreement which could give rise to an obligation on the part of the Lessee to indemnify thereunder (regardless of Section
     26.08 hereof), but subject to Section 16.01(b) hereof) or any other written agreement of the Lessee entered into in connection with the transactions contemplated by the Operative
     Agreements and such failure shall continue unremedied for a period of thirty (30) days from the date on which the Lessee has knowledge of the failure or the Lessee shall have received written notice from the Lessor, the Indenture Trustee or the Owner Participant of such failure, provided, that in the event such failure is curable and so long as (but for no longer than 150 days after such 30-day period) the Lessee shall have promptly undertaken such cure after the earlier of such knowledge or notice thereof which undertaking shall be diligently and continuously pursued using the Lessee's best efforts, such failure shall not constitute an Event of Default;
     provided, further, that failure of the Lessee to maintain the registration of the Aircraft under the Act pursuant to the Lessee's covenants and agreement in Section 6.02(b) of the Participation
     Agreement and in Section 7.01(a) of this Lease, when the lapse of such registration is solely because the Owner Participant or the Lessor has ceased to be a Citizen of the United States, or when the lapse of such registration is solely because the Owner Participant has revoked control rights pursuant to clause (iii) of Section 7.07 of the Trust Agreement or other similar arrangements designed to permit such registration, shall not constitute a Default or an Event of Default; or

         (e)  an order for relief shall be entered in
     respect of the Lessee by a court having
     jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Lessee shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property; or the Lessee is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or the Lessee shall file, or the Board of Directors of the Lessee shall authorize the filing of, or grant one or more persons authority (at their discretion) to make a filing for, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy, insolvency or similar laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceeding; or the Lessee shall file, or the Board of Directors of the Lessee shall authorize the Lessee to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

         (f)  an order, judgment or decree shall be
     entered by any court of competent jurisdiction appointing, without the consent of the Lessee, a custodian, receiver, trustee, or liquidator of the Lessee or of any substantial part of its property, or sequestering any substantial part of the property of the Lessee, or granting any other relief in respect of the Lessee under the federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed or unvacated for a period of sixty (60) days after the date of its entry; or

         (g)  a petition against the Lessee in a
     proceeding under the federal bankruptcy law or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days, or under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unterminated for a period of sixty (60) days; or

         (h)  any representation or warranty made by
     the Lessee in this Lease or in the Participation
     Agreement or in any document or certificate furnished by the Lessee in connection with or pursuant to this Lease or the Participation
     Agreement (except for the Tax Indemnity Agreement
     (regardless of Section 26.08 hereof)) shall at any time prove to have been incorrect at the time made in any respect material to the transactions contemplated by this Lease and, if originally made by the Lessee in good faith, shall remain material and unremedied for a period of thirty
     (30) days after a Responsible Officer of the Lessee shall have actual knowledge or the Lessee shall have received written notice of such misstatement.


                      ARTICLE 17

                       REMEDIES

         Section 17.01.  Remedies Upon Lessee's
Default. (a) Remedies Generally. Upon the occurrence of any Event of Default and at any time after such occurrence so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default (except that no such declaration shall be required in the case of an Event of Default pursuant to paragraphs (e), (f) or (g) of
Section 16.01 hereof), and at any time thereafter the Lessor may do, and the Lessee shall comply with, one or more of the following, as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with, any mandatory requirements of applicable law then in effect:

          (i) Demand in writing that the Lessee shall, and upon such written demand the Lessee shall, at the Lessee's own cost and expense, return promptly to the Lessor the Airframe and Engines as the Lessor may demand in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article
     12 (provided that, unless the Lessor shall require otherwise, the Aircraft shall be returned within the continental United States), or the Lessor, at its option, may enter upon the premises where the Airframe or any Engine is located or believed to be located and take immediate possession of and remove the Airframe or any Engine (together with any engine which is not an Engine but is installed on the Airframe, subject to all of the rights of the owner, lessor, lien holder or secured party of such engine) without the necessity for first instituting proceedings, or by summary proceedings or otherwise, all without liability of the Lessor to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such action or otherwise;

         (ii)  With or without taking possession
     thereof, sell or otherwise dispose of the Airframe and Engines, at public or private sale and with or without advertisement or notice to the Lessee, as the Lessor may determine, and the Lessor may hold the Lessee liable for any installment of Basic Rent and Renewal Rent due on or before the date of such sale of the Aircraft
     (and, if such Basic Rent or Renewal Rent is payable in arrears, the pro rata portion of the installment of such Basic Rent or Renewal Rent due on the next succeeding Rent Payment Date in respect of any period commencing on the immediately preceding Rent Payment Date to the date of such sale), or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as the Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of the Lessee except as otherwise set forth in this Article 17, and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds except to the extent required by Section
     17.01(a)(iv) hereof; in the event the Lessor elects to exercise its rights under said Section, and in connection with any sale of the Aircraft or any part thereof pursuant to this Article 17, the Lessor, the Owner Participant or the Indenture Trustee, may bid for and purchase such property;

        (iii)  Whether or not the Lessor shall have
     exercised or shall later at any time exercise any of its rights under Section 17.01(a)(i) or 17.01(a)(ii) hereof, the Lessor, by written notice to the Lessee specifying a payment date not earlier than 10 days from the date of such notice, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent due on Rent Payment Dates occurring after the payment date specified in such notice), any installment of Basic Rent or Renewal Rent due on or before, and any Supplemental Rent due on or before such payment date, plus an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated
     Loss Value Determination Date on or next preceding the payment date specified in such notice over the Fair Market Value of the Aircraft, computed as of the Stipulated Loss
     Value Determination Date on or next preceding the payment date specified in such notice on an "as-is, where-is" basis and assuming a sale on a liquidation basis (and calculated assuming that the Aircraft will be in storage for a period of twelve months unless the Lessor has arranged for a sale or a new lease of the Aircraft scheduled to be completed or to commence within such twelve month period, in which case such sale or new lease shall be taken into account in determining such Fair Market Value) together with interest, to the extent permitted by applicable law, at the Past Due Rate on the amount of such Stipulated
     Loss Value, from the applicable Stipulated Loss
     Value Determination Date to the date of actual payment of such amount; provided, however, that if (and in any event prior to the time for payment hereunder) the Lessor is unable within a reasonable period of time to recover possession of the Aircraft, or any portion thereof, pursuant to clause (i) above unencumbered by this Lease and free and clear of all Liens (other than Lessor's Liens), Fair Market Value of the
     Aircraft or such portion shall, at the option of the Lessor to the extent legally enforceable, be zero and after payment in full by the Lessee of the amount specified above and all other amounts due from the Lessee under this Lease and the other Operative Agreements, the Lessor shall promptly transfer (without recourse or warranty other than as to the absence of the Lessor's
     Liens and subject to the disclaimers set forth in
     Section 5.01 hereof) all of its right, title and interest in the Aircraft or such portion, to the Lessee and the Lessee shall, as promptly as practicable thereafter sell the Aircraft and remit to the Lessor the excess, if any, of the net sales proceeds (after deducting costs of sale incurred by the Lessee) over such Stipulated Loss
     Value;

         (iv)  In the event the Lessor, pursuant to
     Section 17.01(a)(ii) hereof, shall have sold the Airframe and/or any Engine, the Lessor, in lieu of exercising its rights under Section
     17.01(a)(iii) hereof, may, if it shall so elect, demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent due after the date on which such sale occurs) any unpaid Basic Rent or Renewal Rent due on or before the date on which such sale occurs, and any Supplemental Rent due on or before the date on which such sale occurs, plus an amount equal to the excess, if any, of
     (A) the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value
     Determination Date on or next preceding the sale date, over (B) the net proceeds of such sale (after deduction of all of the Lessor's costs and expenses of such sale, including, without limitation, sales or transfer taxes, costs of storage, overhaul, maintenance, preparation and transportation of the Aircraft and brokers' and attorneys' fees) together with interest, to the extent permitted by applicable law, at the Past
     Due Rate, on the amount of such excess from the date of such sale to the date of actual payment by the Lessee;

          (v)  Proceed by appropriate court action to
     enforce the terms of this Lease or to recover damages for its breach;

         (vi)  Terminate or rescind this Lease as to
     the Airframe or any or all of the Engines; or

        (vii)  Exercise any other right or remedy
     which may be available to the Lessor under applicable law.

         (b)  Cost of Exercise of Remedies.  In
addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due before, after or during the exercise of any of the Lessor's remedies, for all amounts payable by the Lessee under the Participation Agreement before or after any termination hereof, and for all reasonable legal fees and other costs and expenses incurred by the Lessor by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies, including, without limitation, all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of
Article 12 or in placing the Airframe or Engines in the condition and airworthiness required by such Article or in connection with any use, operation, maintenance, storage, or leasing carried out as part of such exercise.

         Section 17.02.  Cumulative Remedies.  Except
as otherwise provided, no remedy referred to in this
Article 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies.

         Section 17.03.  Waiver.  No express or
implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, the Lessee waives any rights now or in the future conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Airframe or either Engine in mitigation of the Lessor's damages or which may otherwise limit or modify any of the Lessor's rights or remedies under this Article 17. The Lessor's access to the Aircraft is of the essence and shall not be impaired.

         Section 17.04.  Lessor's Right to Perform for
Lessee. If the Lessee fails to make any required payment of Rent or fails to perform or comply with any of its agreements contained in this Lease, whether or not such failure shall constitute an Event of Default hereunder, the Lessor may (but shall not be obligated to) make such payments or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable costs and expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, together with interest (to the extent permitted by applicable law) at the Past Due Rate from the date of the making of such payment or the incurring of such costs and expenses by the Lessor to the date of payment of such Rent or other amount by the Lessee, shall be deemed Supplemental Rent payable by the Lessee upon demand. No such payment or performance by the Lessor shall be deemed to waive any Default or Event of Default or relieve the Lessee of its obligations hereunder.


                      ARTICLE 18

              COVENANT OF QUIET ENJOYMENT

         Section 18.01.  Quiet Enjoyment.  So long as
no Event of Default shall have occurred and be continuing, each of the parties hereto covenants that neither it nor any other person lawfully claiming through it (other than the holder of a Lien which the Lessee is obligated to discharge pursuant to Article 6 hereof) shall interfere with the Lessee's right to quietly enjoy the Aircraft without hindrance or disturbance by it or any such other Person.


                      ARTICLE 19

       FURTHER ASSURANCES; FINANCIAL INFORMATION

         Section 19.01.  Further Assurances.  The
Lessee will cause each of this Lease, the Trust
Agreement and the Indenture, and upon the execution and delivery of each Lease Supplement and Indenture
Supplement will cause each of them, to be duly filed for recordation in accordance with the Act and will maintain the recordation of the Indenture until the Lien of the Indenture shall have been discharged pursuant to the terms of the Indenture. In addition, the Lessee will, at the Lessee's own cost and expense, promptly and duly execute and deliver to the Lessor, the Owner Participant and the Indenture Trustee such further documents and assurances to carry out the intent and purpose of this Lease and the Indenture and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor under this Lease, and of the Owner Participant under the Trust Agreement and of the Indenture Trustee under the Indenture, including, without limitation, the execution and filing of Uniform Commercial Code financing and continuation statements, the execution and delivery of supplements and amendments to this Lease and to the Indenture, in recordable form, subjecting to this Lease and the Indenture, and any Replacement Engine delivered by the Lessee pursuant to
Section 11.04 and the recording and filing of counterparts of this Lease and the Indenture in accordance with the laws of such jurisdictions as the Lessor or the Indenture Trustee may from time to time deem advisable. The foregoing does not impose upon the Lessor any additional liabilities not otherwise contemplated by this Lease.


                      ARTICLE 20

                       NET LEASE

         Section 20.01.  Nature of Lease.  (a)  This
Lease is a net lease, it being the intention of the parties hereto with respect to the Aircraft that the obligations of the Lessee to pay all costs and expenses of every character, whether foreseen or unforeseen or ordinary or extraordinary, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including, without limitation, the costs and expenses particularly set forth in this Lease, shall be absolute and unconditional, shall be separate and independent covenants and agreements, and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease. Without limiting any other rights of the Lessee hereunder or under the other Operative
Agreements, the obligation to pay Rent and all amounts payable by the Lessee under this Lease or the Participation Agreement shall be absolute and unconditional and (except as otherwise expressly provided with respect to Supplemental Rent) shall be paid without notice or demand and such obligation shall not be affected by any circumstance, including, without limitation:

          (i)  any setoff, counterclaim, recoupment,
     defense or other right which the Lessee may have against the Lessor, the Owner Participant, any Holder, the Indenture Trustee or anyone else for any reason (including, without limitation, any breach by the Lessor, the Owner Participant, the Indenture Trustee or any Holder of their respective representations, warranties, agreements or covenants contained in any of the Operative Agreements);

         (ii)  any defect in the title, airworthiness,
     registration, eligibility for registration under the Act (and the regulations thereunder) or under any of the laws or regulations of any other country of registry of the Aircraft, condition, design, operation, merchantability or fitness for use of, suitability for a particular purpose of, or any damage to or loss or destruction of, the Aircraft or any portion thereof, or any interruption or cessation in the use or possession of the Aircraft by the Lessee or any sublessee for any reason including, without limitation, by reason of governmental action;

        (iii)  any insolvency, bankruptcy,
     reorganization or similar case or proceedings by or against the Lessor, the Lessee, the Indenture
     Trustee or the Owner Participant or any other
     Person; or

         (iv)  any other circumstance, happening or
     event whatsoever, whether or not unforeseen, or similar to any of the foregoing.

         (b)  To the extent permitted by applicable
law, the Lessee waives any and all rights which it may now have or which at any time it may have conferred upon it, by statute or otherwise, to terminate, cancel, quit, rescind or surrender this Lease, the Airframe, or any Engine or part hereof, other than in accordance with the terms hereof.

         (c)  Except as expressly provided herein,
each payment of Rent made by the Lessee shall be final as to the Lessor and the Lessee, and the Lessee will not seek to return nor to recover, abate, suspend, defer or reduce all or any part of any such payment of Rent from the Lessor or from the Indenture Trustee for any reason.


                      ARTICLE 21

                   SUCCESSOR LESSOR

         Section 21.01.  Successor Lessor.  The Lessee
agrees that in the case of the appointment of any successor trustee for the Lessor pursuant to the terms of the Participation Agreement, such successor trustee shall, upon written notice by such successor to the Lessee, succeed to all the rights, powers and title of the Lessor under this Lease and shall be deemed to be the Lessor and the owner of the Aircraft for all purposes of this Lease without the necessity of any consent or approval by the Lessee and without in any way altering the terms of this Lease or the Lessee's obligations. One such appointment and designation of a successor trustee shall not exhaust the right to appoint and designate further successor trustee pursuant to the Participation Agreement, but such right may be exercised repeatedly so long as this Lease shall be in effect.


                      ARTICLE 22

           SECURITY FOR LESSOR'S OBLIGATIONS

         Section 22.01.  Security for Lessor's
Obligations to Holders. In order to secure the indebtedness evidenced by the Certificates the Indenture provides, among other things, for the assignment by the Lessor to the Indenture Trustee of this Lease and the Lease Supplement and for the creation of a first mortgage and security interest in favor of the Indenture Trustee on the Aircraft. The
Lessee consents to and acknowledges such assignment
(subject to the reservations and conditions therein set forth) and the receipt of a copy of the Indenture.

         Section 22.02.  Lease Subject to Indenture.
On and after the Exchange Date, this Lease shall be subordinate to the Lien of the Indenture.
Notwithstanding the exercise by the Indenture Trustee of any rights or remedies under or in respect of the Indenture, the Lessee shall not be relieved of the obligation to perform all the terms and provisions to be performed by the Lessee under this Lease, and this Lease shall not terminate or be otherwise affected by reason of any such exercise of any such rights and remedies unless after an Event of Default shall have occurred and be continuing this Lease is terminated in respect of the Aircraft upon the election of the Indenture Trustee in connection with the exercise of its rights and remedies under the Indenture in respect of the Aircraft, evidenced by and as stated in written notice of such termination from the Indenture Trustee to the Lessee.

         Section 22.03.  Consent of Lessee to
Assignment of Lease as Security. The Lessee hereby accepts and consents, pursuant to the terms of the Indenture, to the Indenture Trustee's rights to receive payments (other than Excepted Payments) due under this Lease, the right to transfer or assign title to the Aircraft subject to this Lease, to make all waivers and agreements except as otherwise provided in the Indenture, to give all notices, consents and releases and to take all action upon the happening of a Default or Event of Default under this Lease (except as otherwise specifically provided in the Indenture), or to do any and all other things whatsoever which the Lessor is or may become entitled to do under this Lease (except as otherwise provided in the Indenture); all or any of which rights, obligations, benefits and interests may, pursuant to the terms of the Indenture, be reassigned or retransferred by the Indenture Trustee at any time and from time to time (except as otherwise provided in the Indenture); provided, however, that the Lessor, except to the extent, and for such time as, it is unable to do so by virtue of the Indenture, shall remain liable for the performance of all the terms, conditions, covenants and provisions for which it is obligated under this Lease notwithstanding such assignment. The
Lessee agrees to furnish the Indenture Trustee with copies of all notices and other communications required to be made to the Lessor hereunder contemporaneously with the giving of the same to the Lessor.


                      ARTICLE 23

                    SECURITY FUNDS

         Section 23.01.  Investment of Security Funds.
(a) Any amounts otherwise payable to the Lessee shall be held by the Lessor as security for, and may be applied by the Lessor against, the obligations of the Lessee under this Lease during such time as there shall have occurred and be continuing a Default or Event of Default, and, at such times as there shall not be continuing a Default or Event of Default, such amounts, net of any amounts which have been applied by the Lessor against the Lessee's obligations hereunder, shall be paid to the Lessee. Any amounts which are held by the Lessor pending payment to the Lessee shall, until paid to the Lessee or applied against the Lessee's obligations hereunder, be invested by the Lessor, as directed from time to time, in writing (and in the absence of a written direction by the Lessee or at any time an Event of Default shall have occurred and be continuing, the Lessor shall invest such monies in direct obligations of the United States of America), by the Lessee and at the expense and risk of the Lessee, in the following securities (which in the case of securities referred to in subparagraphs (i) through (iv) of this Section 23.01(a) hereof shall mature within ninety (90) days of the date of purchase):

         (i)  direct obligations of the United States
     of America; or

         (ii)  obligations fully guaranteed by the
     United States of America; or

        (iii)  certificates of deposit issued by, or
     bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United
     States of America or one of its States, having a combined capital and surplus of at least
     $500,000,000 and having a rating of "B" or better from the Thomson BankWatch or IBCA Ltd.; or

         (iv)  commercial paper rated A-1/P-1 by
     Standard & Poor's Corporation and Moody's
     Investors Service, Inc., respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized statistical rating organization in the United States of America) equal to the highest rating assigned by such rating organization.

         (b)  At any time any invested funds are
distributed to the Lessee, there shall be promptly remitted to the Lessee any gain (including interest received) realized as the result of any investment pursuant to Section 23.01(a) hereof (net of any fees, commissions and other costs and expenses, if any, incurred by the Lessor in connection with such investment), unless a Default or Event of Default shall have occurred and be continuing in which case such funds shall be applied in the same manner as the principal so invested. The Lessee shall be responsible for and will promptly pay to the Indenture
Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Lessor or the Indenture Trustee, in connection with such investment), such amount to be disposed of in accordance with the terms of the Lease or the Indenture, as the case may be.


                      ARTICLE 24

                 CONCERNING THE LESSOR

         Section 24.01.  Lessor's Entry Into Lease.
Except as expressly provided herein, the Lessor and the Lessee agree that this Lease is executed by First
Security Bank of Utah, National Association not individually but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner
Trustee, that each and all of the representations, undertakings and agreements by First Security Bank of Utah, National Association, or for the purpose or with the intention of binding First Security Bank of Utah, National Association individually, are made and intended for the purpose of binding only the Lessor's
Estate, and that in no case whatsoever shall First
Security Bank of Utah, National Association be personally liable for any loss in respect of such representations, undertakings and agreements, that actions to be taken by the Lessor pursuant to its obligation hereunder may, in certain instances, be taken by the Lessor only upon specific authority of the Owner Participant, except as otherwise provided in the Trust Agreement, that nothing herein contained shall be construed as creating any liability on First
Security Bank of Utah, National Association, individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by the Lessee and by each and every person now or hereafter claiming by, through or under the Lessee except with respect to the gross negligence or willful misconduct or First
Security Bank of Utah, National Association, and that so far as First Security Bank of Utah, National
Association, individually or personally is concerned, the Lessee and any Person claiming by, through or under the Lessee shall look solely to the Lessor's
Estate for the performance of any obligation under this Lease; provided, that nothing in this Section
24.01 shall be construed to limit in scope or substance those representations and warranties of First Security Bank of Utah, National Association in its individual capacity set forth in the Participation
Agreement. The term the "Lessor" as used in this Lease shall include any trustee succeeding First
Security Bank of Utah, National Association as Owner
Trustee under the Trust Agreement. Any obligation of the Lessor hereunder may be performed by the Owner
Participant, and any such performance shall not be construed as revocation of the trust created by the Trust Agreement. Nothing contained in this Lease shall restrict the operation of the provisions of the Trust Agreement with respect to its revocation of the resignation or removal of the Owner Trustee hereunder.


                      ARTICLE 25

                        NOTICES

         Section 25.01.  Notices.  All notices,
demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (i) if given by telecopier when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day or during normal business hours of the recipient, and otherwise on the next Business Day following transmission, provided that in such case, such notice by telecopy shall be confirmed by international certified or registered air mail promptly thereafter,
(ii) if given by certified international air mail or registered international air mail, by the addressee receipt, (iii) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex), provided that in such case, such notice by telex shall be confirmed by international certified or registered air mail promptly thereafter and (iv) if given by Federal Express courier or other means, when received or personally delivered, addressed:

         (a)  If to the Lessee, to its office at 2007
     Corporate Plaza, Memphis, Tennessee 38132,
     Attention: Vice President and Treasurer with a copy to Senior Vice President and General
     Counsel; telephone (901) 395-3388, facsimile
     (901) 395-4758; or at such other address as the Lessee shall from time to time designate in writing to the Lessor, the Owner Participant and the Indenture Trustee;

         (b)  If to the Lessor or Owner Trustee, to
     its office at 79 South Main Street, Salt Lake
     City, Utah 84111, Attention: Corporate Trust
     Department; telephone: (801) 246-5630, telecopier
     (801) 246-5053; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant at the Owner
     Participant's address as provided in subsection
     (c) below and with a copy to the Indenture
     Trustee at the Indenture Trustee's address as provided in subsection (d) below;

         (c)  If to the Owner Participant, in
     accordance with the Participation Agreement; and

         (d)  If to the Indenture Trustee, to such
     address as the Indenture Trustee shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant.

If any such notice is received on a day which is not a Business Day at the place of delivery, such notice shall be deemed to have been received on the immediately following Business Day at the place of delivery; provided, that if tender of any notice is refused by the addressee thereof, such notice shall be deemed to have been delivered upon such tender.


                      ARTICLE 26

                     MISCELLANEOUS

         Section 26.01.  Section Heading and Captions.
All article and section headings and captions used in this Lease are purely for convenience and shall not affect the interpretation of this Lease.

         Section 26.02.  References. Any reference to
a specific article or section number shall be interpreted as a reference to that article or section of this Lease unless otherwise expressly provided.

         Section 26.03.  APPLICABLE LAW.  THIS LEASE
SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK,
INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND
PERFORMANCE BUT WITHOUT GIVING EFFECT TO PRINCIPLES OF
CONFLICTS OF LAWS, AND IS BEING DELIVERED IN NEW YORK.

         Section 26.04.  Severability.  Any provision
of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 26.05.  No Oral Modification.  The
terms and provisions of this Lease may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any such change, waiver, discharge or termination is also subject to the applicable provisions of the Indenture.

         Section 26.06.  Agreement as Chattel Paper.
To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform
Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be the counterpart containing the receipt executed by the Indenture on its signature page.

         Section 26.07.  Counterparts and Effective
Date. This Lease may be executed in any number of counterparts, each of which shall be an original
(except that only the counterpart bearing the receipt executed by the Indenture shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lease by signing any such counterpart.

         Section 26.08.  Incorporation by Reference.
The provisions of Articles 8 and 9 of the Participation Agreement and the provisions of the Tax
Indemnity Agreement are incorporated herein by reference (but, in the case of the provisions of the Tax Indemnity Agreements, solely for the benefit of the Owner Participant) with the same effect as if set forth herein in their entirety. The Lessee agrees that, in addition to its obligations under this Lease, it will comply with the provisions of Ancillary Agreement
No. 1.


                      ARTICLE 27

                      TRUE LEASE

         Section 27.01.  Intent of the Parties.  It is
the intent of the Lessor and the Lessee (but the Lessee makes no representation to such effect) that for all purposes this Lease will be a true lease, that the Owner Participant (through its interest in the Lessor) shall at all times be considered to be the owner of the Aircraft for tax purposes and that this Lease conveys to the Lessee no right, title or interest in the Aircraft except as a lessee.

         Section 27.02.  Section 1110 Compliance.
Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement and the other Operative
Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of Section 1110 of the Bankruptcy Code and any successor provision thereof.

         IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed and this Lease shall be effective this __ day of _____________ 199__.

LESSOR:                    FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION,
                           not in its individual
                           capacity, but solely as Owner
                           Trustee

                           By _________________________
                              Title:

LESSEE:                    FEDERAL EXPRESS CORPORATION

                           By _________________________
                              Title:


         Receipt of this original counterpart of the Lease is hereby acknowledged on this __ day of ________
199_.

Indenture Trustee:         NATIONSBANK OF GEORGIA, NATIONAL
                           ASSOCIATION, not in its
                           individual capacity, but
                           solely as Indenture Trustee

                           By_____________________________
                             Title:





                     SCHEDULE I

                     DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of each Operative Agreement which specifically incorporates this Schedule, referred to below, unless otherwise defined in such Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any such Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act.  The Federal
Aviation Act of 1958, as amended from time to time, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in
Article 13 of the Lease.

         Aeronautics Authority or FAA.  As
appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United
States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any partner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person or such partner whether through the ownership or voting securities or by contract or otherwise.

         After-Tax Basis.  A basis such that any
payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all federal, state, local and foreign income taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant or any partner of the Owner Participant, or any corporate affiliate of any partner of the Owner
Participant, it shall be presumed that such Person is at all times subject to federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agreement to Lease. The Original Agreement to Lease, as amended and restated as of March 1, 1994, among Lufthansa, the Lessee and the Lessor.

         Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in
Part 121 of the Federal Aviation Regulations, and any
"foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 402 of the Act.

         Aircraft.  The Airframe together with the two
Engines whether or not any of such Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

         Aircraft Cost. The amount specified as the Aircraft Cost for the Aircraft on Schedule I to the Agreement to Lease (as in effect on the Closing Date).

         Airframe.  The Airbus Model A310-203 aircraft
(excluding the Engines or engines from time to time installed thereon) contemplated by the Participation
Agreement to be leased on the Commencement Date by the Lessor to the Lessee pursuant to the Lease, and having the manufacturer's serial number ________________ and, on and after the Commencement Date, the United States
FAA Registration Number specified in the initial Lease
Supplement, including all Parts.

         Ancillary Agreements. Any written agreement between parties to the Agreement to Lease Operative
Agreements or Operative Agreements entered into on the Closing Date or at any time thereafter in connection with the transactions contemplated by the Operative
Agreements, as amended from time to time, including, without limitation, Ancillary Agreement No. 1.

         Ancillary Agreement No. 1. The agreement, dated as of the Commencement Date, among the Lessee, the Owner Trustee and the Indenture Trustee.

         Appraisal. The appraisal delivered pursuant to Section 4.01(l) of the Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in
Section 16.01(e), (f) or (g) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable throughout the Basic Term pursuant to
Section 3.01 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date 15 years from the Commencement
Date, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale.  Has the meaning set forth in
Section 4.02(d)(v) of the Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New
York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

         Certificates or Equipment Trust Certificates.
The Equipment Trust Certificates (Federal Express
Corporation Trust ___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters occurs pursuant to the Underwriting
Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of the Certificates by the Pass Through
Trusts.

         Code.  Except as otherwise provided,
references to the Code shall mean the Internal Revenue
Code of 1986, as amended from time to time.

         Collateral. Has the meaning set forth in the Collateral Agreement.

         Collateral Agreement.  The Collateral
Agreement (Trust ______), dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as amended or modified from time to time.

         Commencement Date. The date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Commission or SEC.  The Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Participation
Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the body performing such duties on such date.

         Company.  Federal Express Corporation, a
Delaware corporation, and its permitted successors and assigns hereunder.

         Corporate Base Rate. The rate announced from time to time by The Chase Manhattan Bank, N.A. or any successors thereto at its head office at New York, New
York, as its Corporate Base Rate.

         Corporate Trust Office.  The office of the
Indenture Trustee at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee and the Holders.

         Cut-off Date. The earlier to occur of (i) the date which is 365 days after the Scheduled
Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section
12 of the Agreement to Lease) given to the Indenture
Trustee not less than 30 days prior thereto and (ii)
30 days after the date of any Pre-Funding Termination
Notice in accordance with Section 3 of the Agreement to Lease.

         DA. Deutsche Aerospace Airbus GmbH, a German corporation, its successor and permitted assigns.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average rate of interest applicable from time to time to the Certificates, but in no event less than 8% per annum.

         Deemed Event of Loss. If the Exchange Date does not occur on or prior to the Cut-off Date.

         Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Notice.  Notice of the Aircraft's
Commencement Date, given by the Owner Participant as provided in Section 3.01 of the Participation
Agreement and including any notice with respect to a postponed Commencement Date given by the Owner
Participant pursuant to Section 3.02 of the Participation Agreement.

         Demand Note.  Each of the Promissory Notes
(D-_______), dated the Closing Date, from Lufthansa in the form of Exhibit E to the Participation Agreement, and in an aggregate principal amount specified under "Demand Note Principal Amount" in Schedule IV to the
Participation Agreement.

         Demand Note Collateral. Has the meaning set forth in the Collateral Agreement.

         Dollars and $. The lawful currency of the United States of America.

         Engine.  Each of the two General Electric
CF6-80A3 engines, more fully described in the initial
Lease Supplement (or, prior to the Commencement Date, in Exhibit A to the Agreement to Lease opposite the Airframe), whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03,
11.03, 11.04 or 12.02 of the Lease, together with all Parts. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced
Engine shall cease to be an "Engine" under the Lease.

         ERISA.  The Employee Retirement Income
Security Act of 1974, as amended.

         Event of Default.  Each of the events
specified in Article 16 of the Lease.

         Event of Loss. Event of Loss means any of the following events on or after the Commencement Date with respect to the Aircraft, the Airframe or any
Engine: (i) loss of such property or its use (A) for a period in excess of 120 days or to the end of the Term, if less, due to theft or disappearance, or
(B) for a period in excess of 60 days or to the end of the Term, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft, the Airframe or Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet
Program described in Section 7.02(a)(iv) of the Lease;
and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model
A310-203 aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of one (1) year, unless the Lessee, prior to the expiration of such one (1) year period shall have conformed the Aircraft to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such
Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the end of the Term, if less due to theft or disappearance, or loss for a period in excess of 60 days, or to the end of the Term, if less due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or to the end of the Term),
(ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. On or after the Commencement Date, an Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Exchange Act.  The Securities Exchange Act of
1934, as amended.

         Exchange Date. The date, on or after the Commencement Date, on which the Indenture Trustee releases the Debt Portion pursuant to Section 7(e) of the Collateral Agreement.

         Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity
Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case solely in respect of the Tax Indemnity
Agreement, (ii) indemnity payments and interest thereon and other amounts paid or payable by the Lessee to the Owner Participant or to the Owner
Trustee in its individual capacity or any of their respective Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors, assigns, directors, officers, employees, agents or servants pursuant to Articles 8, 9 or 10 of the Participation
Agreement or any corresponding payment of Supplemental
Rent under the Lease; (iii) proceeds of public liability insurance or governmental indemnities in lieu thereof in respect of the Aircraft payable to the Owner Participant or the Owner Trustee, in its individual capacity, or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner
Participant or the Owner Trustee in its individual capacity or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, directors, officers, employees, agents or servants, either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Owner Trustee or the Owner
Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft (not required by Section 13 of the Lease) which is separately acquired and paid for by the Owner Participant (directly or through the Owner
Trustee) or the Lessor in accordance with Section
13.05 of the Lease); (v) indemnity payments payable by the Owner Participant to the Owner Trustee in its individual capacity pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Indenture Trustee, First Security or the Owner Participant pursuant to Section 10.01 of the Participation Agreement; (vii) if the Lessee has assumed the obligations of the Owner Trustee pursuant to Section 7.12 of the Participation Agreement and
Section 2.12 of the Indenture, the amount payable as purchase price pursuant to Section 4.02(a), (c) or (d) of the Lease; (viii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vii) above, and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause
(viii); and (ix) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

         Expense and Expenses. Have the meanings specified in Section 9.01(a) of the Participation
Agreement.

         FAA Bill of Sale. Has the meaning set forth in Section 4.02(d)(iv) of the Participation Agreement.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

         Frankfurt Business Day. A day which is a Business Day and is a day (other than a Saturday or Sunday) on which commercial banks in Frankfurt, Germany are generally open for the conduct of business.

         Geneva Convention.  The International
Convention on the Recognition of Rights in Aircraft
(Geneva 1948).

         Government. The United States of America or an agency or instrumentality thereof.

         Government Obligations. Direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

         Holder of a Certificate; Holder. As of any particular time, the Person in whose name a Certificate shall be registered as payee with the Indenture Trustee.

         Indemnification Agreement.  The
Indemnification Agreement, dated the date of the Underwriting Agreement, among the Lessee, Lufthansa, the LC Bank and the Underwriters.

         Indemnitee. Each of the Owner Trustee, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee
(after the Exchange Date), in its individual capacity and as Indenture Trustee and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate (except to the extent comprised prior to the Exchange Date of the Trust
Indenture Estate) and (after the Exchange Date) the
Trust Indenture Estate and the officers, directors, employees, agents and servants of Lufthansa and the General Partner of the Owner Participant.

         Indenture.  The Trust Indenture and Security
Agreement (Federal Express Corporation Trust _____) dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement No. 1, and any amendment or supplement thereto entered from time to time.

         Indenture and Security Agreement Supplement;
Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event which, with the giving of notice or lapse of time, or both, would be an Indenture Event of Default.

         Indenture Documents.  The Indenture, the
Collateral Agreement, the Letter of Credit, the
Demand Notes, the Sales Agreement (to the extent relating to the Aircraft), the Parts and Services
Agreement (to the extent relating to the Aircraft), the Bills of Sale, the Modification Agreement (to the extent relating to the Aircraft), the Lease, the Participation Agreement, the Agreement to Lease
(to the extent relating to the Aircraft), the Trust
Agreement (to the extent relating to the Aircraft or the Lessor's Estate) and the Certificates.

         Indenture Event of Default. Each of the events specified in Section 7.01 of the Indenture.

         Indenture Trustee.  NationsBank of Georgia,
National Association, a national banking association, not in its individual capacity but solely as Indenture
Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens.  Any Lien on the
Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any Indenture Document or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

         Independent Appraisal.  An appraisal
conducted pursuant to Section 4.03 of the Lease.

         Independent Investment Banker.  An
independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date (or purchase date) or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture
Trustee.

         Interest Payment Date.  Each March 23 and
September 23, commencing September 23, 1994.

         Issuance Date. For any Pass Through Trust, the date of the issuance of the related Pass Through
Certificates.

         LC Bank.  Westdeutsche Landesbank
Girozentrale, New York Branch.

         Lease.  The Lease Agreement (Federal Express
Corporation Trust _____), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

         Lease Supplement. The Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

         Lessee.  Federal Express Corporation, a
Delaware corporation, and any successors or permitted assigns in its capacity as lessee under the Lease.

         Lessee Documents.  Each of the Operative
Agreements and Ancillary Agreements to which the Lessee is or is to be a party; provided, however, that for purposes of Section 6.01 of the Participation
Agreement, Lessee Documents shall not include the Lease or any Lease Supplement prior to the Commencement Date.

         Lessor.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity but solely as Owner
Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to any Additional Collateral, the Aircraft, the Lease, any
Lease Supplement, the Participation Agreement and the other Indenture Documents, any warranty with respect to the Airframe and the Engines, all amounts of Basic
Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner
Trustee, for its own account or in its individual capacity, the Owner Participant or the Indenture
Trustee), and requisition, indemnity or other payments of any kind for or with respect to the Aircraft
(except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement).
Notwithstanding the foregoing, "Lessor's Estate" shall
(i) include all items of property purported to be covered by the Trust Indenture Estate and (ii) not include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate, arising as a result of
(i) claims against or liabilities of the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) any act or omission of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust
Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner
Participant of its interests in the Aircraft or the Lessor's Estate other than a transfer of the Aircraft or the Lessor's Estate pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease or (v) claims against the Lessor or the Owner Participant (or any Affiliate of either) relating to the Modification Agreement, the Agreement to Lease, the Sales Agreement, the Demand
Note, the Collateral Agreement, the Sub-subcontract
(as defined in the Agreement to Lease) or the Parts and Services Agreement.

         Letter of Credit.  The Irrevocable Letter of
Credit, dated the Closing Date, in the form of Exhibit G to the Participation Agreement and with a Stated Amount equal to the amount specified under "Letter of Credit Stated Amount" on Schedule IV to the
Participation Agreement, from the LC Bank to the Indenture Trustee.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. Has the meaning set forth in the Collateral Agreement.

         Lufthansa.  Deutsche Lufthansa
Aktiengesellschaft.

         Lufthansa Side Letter.  The letter, dated the
Closing Date, substantially in the form of Exhibit J to the Participation Agreement, among Lufthansa, the Indenture Trustee and the Pass Through Trustee.

         Majority in Interest of Certificate Holders.
As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any
Affiliate of either.

         Make-Whole Premium. An amount determined as of the Business Day before the applicable Prepayment
Date or date of purchase, as the case may be, which an Independent Investment Banker determines to be equal to the excess of (i) the present values of all remaining scheduled payments of principal on the Certificate to be prepaid or purchased and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment
Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over
(ii) the unpaid principal amount of such Certificate.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement.  The Original
Modification Agreement, as amended by Amendment No. 1 thereto, dated as of March 1, 1994, among the Lessor, the Owner Participant, Lufthansa and DA.

         Modification Cost. The amount set forth in the "Total" column for the Aircraft in the Rate
Schedule on Exhibit E to the Modification Agreement.

         Moody's.  Moody's Investors Service, Inc.

         Net Proceeds. The amount specified as such on Schedule IV to the Participation Agreement.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United
States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         OP Guarantee.  The Guarantee, if any, by
Lufthansa in the form of Exhibit I to the Participation Agreement.

         Operative Agreements.  The Modification
Agreement, the Agreement to Lease, the Participation
Agreement, the Trust Agreement, the Trust Agreement
Supplement, the Bills of Sale, the Lease, any Lease
Supplement, any Ancillary Agreement which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, any Indenture and Security Agreement Supplement, the Collateral
Agreement, the Demand Note, the Parts and Services
Agreement, the Indemnification Agreement, the Pass
Through Agreement and the Series Supplements, the Pass
Through Certificates outstanding at the time of reference, the Sales Agreement, the OP Guarantee (if any) and the Tax Indemnity Agreement, each as amended from time to time.

         Options Agreement. The letter agreement dated September 1, 1993 between DA and the Lessee relating, inter alia, to the sale by DA to the Lessee of certain cargo conversion kits and the acknowledgement and agreement by DA of certain rights of the Lessee under the Modification Agreement.

         Outstanding.  When used with respect to
Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
    Section 2.08 of the Indenture or otherwise;

        (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to
    Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

       (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Original Agreement to Lease. The Agreement to Lease, dated as of September 1, 1993 among Lufthansa, the Lessee and the Lessor.

         Original Agreements. The Original Agreement to Lease, the Original Modification Agreement, the
Original Parts and Services Agreement, the Original
Sales Agreement and the Original Trust Agreement.

         Original Modification Agreement.  The
Aircraft Modification and Maintenance Agreement, dated as of September 1, 1993, among the Lessor, Lufthansa and DA.

         Original Parts and Services Agreement.  The
Parts and Services Agreement, dated as of September 1,
1993, between the Owner Trustee and Lufthansa.

         Original Sales Agreement.  The Sales
Agreement for Aircraft, dated as of September 1, 1993, between the Owner Trustee and Lufthansa.

         Original Trust Agreement.  The Trust
Agreement, dated as of September 1, 1993, between the Owner Participant and the Owner Trustee in its individual capacity.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement and the Participation Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Participation Agreement.  The Participation
Agreement (Federal Express Corporation Trust _____), dated as of March 1, 1994, among the Lessee, the Owner
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as, Owner Trustee, the Owner Participant, the Pass Through
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as Pass
Through Trustee, the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein but solely as Indenture Trustee and the LC Bank, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, so long as title thereto shall be vested in the Lessor, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Parts and Services Agreement.  The Original
Parts and Services Agreement, as amended by Amendment
No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Parts Cost.  The cost of the parts and
services with respect to the Aircraft pursuant to
Article 4 of the Parts and Services Agreement.

         Pass Through Agreement.  The Pass Through
Trust Agreement dated as of March 1, 1994 between the Lessee and the Pass Through Trustee, as such Pass
Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1994
Pass Through Certificates, Series A310-A1, 1994 Pass
Through Certificates, Series A310-A2, or 1994 Pass
Through Certificates, Series A310-A3, in each case as issued by the related Pass Through Trust; and "Pass
Through Certificates" means all of the Pass Through
Certificates issued by each of the Pass Through
Trusts.

         Pass Through Closing Excess Amount. The excess of the principal amount of the Certificates issued on the Closing Date over the Net Proceeds.

         Pass Through Trust.  The Federal Express Pass
Through Trust, 1994-A310-A1, Federal Express Pass
Through Trust, 1994-A310-A2 or Federal Express Pass
Through Trust, 1994-A310-A3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass
Through Trusts" means all of such Pass Through
Trusts.

         Pass Through Trustee.  NationsBank of South
Carolina, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through
Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.5% plus the Debt
Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative
Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture
Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2.5% plus the interest rate applicable to such Certificate and
(ii) in the case of any other such amount, 2.5% plus the weighted average rate of interest from time to time payable with respect to the Certificates (or if no Certificates are then outstanding, such weighted average rate at the time immediately preceding the final payment with respect thereto).

         Paying Agent.  Has the meaning set forth in
Section 3.04 of the Indenture.

         Payment Date.  Any Interest Payment Date or
Sinking Fund Redemption Date.

         Payment Default.  Any event specified in
Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and
(iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government
(federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Pre-Funding Event of Loss.  Any of the
following events prior to the Exchange Date with respect to the Aircraft, the Airframe or any Engine:
(i) loss of such property or its use (A) for a period in excess of 120 days or to the Cut-off Date, if less, due to theft or disappearance, or (B) for a period in excess of 60 days or to the Cut-off Date, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever
(provided, however, that failure to properly complete any work contemplated by the Modification Agreement shall not constitute the basis for a Pre-Funding Event of Loss); (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Pre-Funding Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the Cut-off Date or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Cut-off Date; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model A310-203 aircraft equipped with engines of the same make and model as the Engines for a period ending on or after the Cut-off Date. The date of such Pre-Funding Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the Cut-off Date, if less, due to theft or disappearance; or loss for a period in excess of 60 days, or to the Cut-off Date, if less, due to damage beyond economic repair; or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or as otherwise contemplated by clause
(iii)(2)(A) above), (ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. A
Pre-Funding Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Pre-Funding
Event of Loss occurs with respect to the Airframe.

         Pre-Funding Prepayment Date. Has the meaning as set forth in Section 6(c) of the Collateral
Agreement.

         Pre-Funding Termination Notice. Has the meaning set forth in Section 3 of the Agreement to Lease.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Price. The amount set forth in the "Purchase Price in U.S. Dollars" column for the Aircraft on Exhibit B to the Sales Agreement.

         Record Date. With respect to any payment under the Indenture means the 15th calendar day prior to the date such payment is due.

         Recourse Amount. Has the meaning specified in Section 16.10 of the Participation Agreement.

         Register.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Registrar.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Remaining Weighted Average Life.  For any
Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by
(b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One term of two years with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental
Rent, collectively.

         Rent Payment Date.  Each March 23 and
September 23, commencing on the first such date after the Commencement Date, and continuing thereafter during the Term.

         Replacement Engine.  A General Electric
CF6-80A3 engine of the same or of equal or greater value and utility as the Engine being replaced, together with all Parts relating to such engine;
provided, however, that such Engine shall be of the same model as other Engines then subject to the Lease.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust
Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative
Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative
Agreement with respect thereto.

         Sales Agreement.  The Original Sales
Agreement as amended by Amendment No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Scheduled Commencement Date.  ______________,
199_.

         Securities Act. The Securities Act of 1933, as amended.

         Secured Obligations. Has the meaning set forth in the Granting Clause of the Indenture.

         Series Supplement.  The Series Supplement
1994-A310-A1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement
1994-A310-A2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1994-A310-A3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series
Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

         Sinking Fund Redemption Date.  Has the
meaning specified in Section 6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the
meaning specified in Section 6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler
& Peregrin.

         S&P.  Standard & Poor's Corporation.

         Stipulated Loss Value.  As of any Stipulated
Loss Value Determination Date during the Basic Term, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in
Schedule III to the Lease under the heading
"Stipulated Loss Value Factor" opposite such date, and
(ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon; and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease.

         Stipulated Loss Value Determination Date.
Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Factors".

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or an Ancillary Agreement to the Lessor or others, including, without limitation, payment of any Make-
Whole Premium payable by the Lessor under the Indenture that is required to be paid by the Lessee pursuant to Section 3.02 of the Lease, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and all amounts required to be paid by the Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax
Indemnity Agreement or other Ancillary Agreement, but excluding (i) Basic Rent and (ii) any such amounts, liabilities and obligations to the extent such amounts, liabilities or obligations arise out of or relate to the period prior to execution of the Lease
Supplement with respect to the Aircraft.

         Tax.  Has the meaning set forth in Section
8.01(a) of the Participation Agreement.

         Tax Attribute Period. The period commencing on the first day of the taxable year of the Owner
Participant in which the Commencement Date occurs and ending on the last day of the seventh succeeding taxable year of the Owner Participant; provided, however, that if the Lessee breaches its representation set forth in Section 4(a) of the Tax
Indemnity Agreement and as a result it is required to pay an indemnity pursuant to said Agreement the Tax
Attribute Period shall be the period over which the Owner Participant is required to depreciate the Aircraft for purposes of calculating the indemnity payable pursuant to Section 5 of the Tax Indemnity
Agreement.

         Tax Indemnity Agreement.  The Tax Indemnity
Agreement, dated as of the Commencement Date, among the Lessee, and the Owner Participant and the partners listed on the Schedule A thereto, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term.  The Basic Term and, if renewed
pursuant to Section 4.01 of the Lease, the Renewal
Term, or the period commencing on the Commencement
Date and ending on such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the end of the Tax
Attribute Period in the case of Article 10 of the Lease and in the case of Section 4.02 of the Lease, the date specified in the notice from the Lessee given pursuant to such Section.

         Termination Value. As of any Termination Date, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in Schedule
IV to the Lease under the heading "Termination Value Factor" opposite such Termination Date, and (ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation
Agreement.

         Treasury Yield.  (i)  In the case of a
Certificate having a Maturity within one year after the Prepayment Date or purchase date, as the case may be, the average yield to maturity on a government bond equivalent basis of the applicable United States
Treasury Bill due the week of Maturity of such Certificate, and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date or purchase date, as the case may be, the average yield of the most actively traded United
States Treasury Note (as reported by Cantor Fitzgerald
Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining
Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment
Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date or purchase date, as the case may be.

         Trust Agreement.  The Original Trust
Agreement, as amended and restated as of March 1, 1994, and as amended or supplemented pursuant to its applicable provisions and in accordance with the other
Operative Agreements (including, without limitation, as supplemented by any Trust Agreement Supplement).

         Trust Agreement Supplement.  The Trust
Agreement Supplement (as defined in the Trust
Agreement) relating to the Aircraft.

         Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate; Indenture Estate.
The property, rights and privileges described in the Granting Clause of the Indenture, other than
(A) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity
Agreement, all as provided in the Indenture, and
(B) rights granted to the Owner Trustee or the Owner
Participant under the Indenture, including without limitation under Section 2.05, 7.02, 8.01, 8.02, 8.03,
13.01 and 13.02 thereof, and the Letter of Credit and any rights thereunder.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement.  The Underwriting
Agreement dated March 16, 1994 among the Lessee,
Lufthansa, the Owner Participant, Goldman, Sachs &
Co. and Merrill Lynch, Pierce, Fenner & Smith.

         United States or US.  The United States of
America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.





                       SCHEDULE II

                        BASIC RENT


 Rent
Payment
 Date                    Advance               Arrears
 ----                    -------               -------

[On each Rent Payment Date, Lessee will pay as Basic Rent an amount that will be at least sufficient to pay in full, as of such Payment Date, the aggregate unpaid principal amount of due and unpaid installments on the Certificates outstanding on such Rent Payment Date, together with the accrued and unpaid interest thereon, except that on the first Rent Payment Date after the Exchange Date, the difference between the Basic Rent due on such Rent Payment Date by the Lessee and such principal and interest due on such Rent Payment Date, will be payable from the amount available in the Collateral Account and funds available under the Letter of Credit.]





                     SCHEDULE III

                 STIPULATED LOSS VALUES

                                   Stipulated Loss
        Date                       Value Factor
        ----                       ---------------

[Stipulated Loss Value will be an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.]






                       SCHEDULE IV

                    TERMINATION VALUES


     Termination                     Termination
         Date                        Value Factor
     -----------                     ------------

[Termination Value will be an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.]





                       SCHEDULE V

                PURCHASE OPTION SCHEDULE

         (C)  The Purchase Option Referred to in Section
     4.02(a)(C) of the Lease.  If any Significant
     Expenditure (as defined below) with respect to the Aircraft is required at any time on or after the Tax Attribute Period, the Lessee may elect to terminate the Lease and purchase the Aircraft on any Rent Payment Date occurring after the Tax
     Attribute Period, at the Lessee's option, by either
     (1) payment to the Lessor in immediately available funds of an amount equal to the greater of (x) the Fair Market Value of the Aircraft or (y) the
     Termination Value for the Aircraft, determined in each case as of such Rent Payment Date or (2) the assumption by the Lessee pursuant to Section 7.12 of the Participation Agreement of all of the obligations of the Lessor under the Indenture, the Certificates and Section 7.04 of the Participation
     Agreement and the payment to the Lessor in immediately available funds of an amount equal to the excess of (A) the greater of (I) the Termination Value for the Aircraft, or (II) the Fair Market Value of the Aircraft, both computed as of such Rent Payment Date, over (B) the unpaid principal amount of the Certificates outstanding as of such Rent Payment Date; it being understood that Fair Market Value for this purpose shall be determined without regard to any Significant
     Expenditure. For purposes of this paragraph (C) the term "Significant Expenditure" means expenditures in respect of non-severable improvements (i.e. improvements which cannot by the terms of Section 9.02(b) of the Lease be removed from the Aircraft) which in the Lessee's reasonable judgment would exceed $10,000,000 and which the Owner Participant will not permit to be financed on similar terms and conditions then available for similar transactions or through additional equity investments of the Owner Participant or both (it being understood that Section 4.02(a)(C) shall not impose any obligation on the Owner Participant to provide or permit such financing); or

         (D)  The Purchase Option Referred to in Section
     4.02 (a)(D) of the Lease. In the event that a Burdensome Indemnity Payment shall occur that is not deliberately caused by Lessee at any time on or after the Tax Attribute Period, the Lessee may, elect to terminate the Lease and purchase the Aircraft on the first Rent Payment Date (the
     "Burdensome Indemnity Payment Date") following the date that the Owner Participant provides the Lessee with a written notice of any Loss (as defined in Section 5 of the Tax Indemnity Agreement) that is a Burdensome Indemnity Payment, at the Lessee's option, by either (1) payment to the Lessor in immediately available funds of an amount equal to the greater of (x) the Fair Market Value of the Aircraft or (y) the Termination Value for the Aircraft, determined in each case as of such Burdensome Indemnity Payment Date, or (2) the assumption by the Lessee, pursuant to Section 7.12 of the Participation Agreement, of all of the obligations of the Lessor under the Indenture, the Certificates and Section 7.04 of the Participation
     Agreement and the payment to the Lessor in immediately available funds of an amount equal to the excess of (A) the greater of (I) the Termination Value for the Aircraft, or (II) the Fair Market Value of the Aircraft, both computed as of the Burdensome Indemnity Payment Date, over (B) the unpaid principal amount of the Certificates outstanding as of such Date. For purposes of this paragraph (D), the term "Burdensome Indemnity
     Payment" means a Loss, as defined in the Tax
     Indemnity Agreement, which causes the aggregate net present value as of the determination date discounted at the Debt Rate, of all Losses which can be avoided through a purchase by the Lessee of the Aircraft, to exceed 2.5% of the Aircraft Cost.





                        EXHIBIT A

                FORM OF LEASE SUPPLEMENT

    THE INTEREST OF LESSOR UNDER THIS LEASE SUPPLEMENT
         NO. 1 IS SUBJECT TO A SECURITY INTEREST

                 LEASE SUPPLEMENT NO. 1

         LEASE SUPPLEMENT NO. 1, dated ________, 199_, between FIRST SECURITY BANK OF UTAH, NATIONAL
ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated as of _________ 1, 199_ (the
"Lessor"), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (the "Lessee").

                  W I T N E S S E T H :

         WHEREAS, the Lessor and the Lessee have entered into that certain Lease Agreement dated as of ______ 1, 199_ (the "Lease", the defined terms in the Lease being used in this Lease Supplement with the same meaning as in the Lease), which provides for the execution and delivery of a Lease Supplement, substantially in the form of this Lease Supplement No. 1, for the purpose of leasing under the Lease the aircraft and engines described below (the "Aircraft") as and when delivered by the Lessor to the Lessee in accordance with the terms of the Lease;

         WHEREAS, the Lease relates to the Aircraft;

         WHEREAS, a counterpart of the Lease is attached to and made a part of this Lease Supplement, and this Lease Supplement, together with such attachment, is being filed for recordation on this date with the FAA as one document.

         NOW, THEREFORE, for and in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee agree as follows:

         Section 1.  Aircraft.  The Lessor hereby
delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the following described Airbus Model
310-203 Aircraft, which Aircraft as of the date of this Lease Supplement consists of the following:

         (a)  Airbus Model 310-203 Airframe; U.S.
     Registration Number ______; Manufacturer's Serial
     No.  _____; and

         (b) Two (2) General Electric CF6-80A3 Engines bearing, respectively, Manufacturer's Serial Nos.
     ______ and ______ (both engines have 750 or more rated takeoff horsepower or the equivalent of such horsepower).

         Section 2.  Commencement Date.  The
Commencement Date of the Aircraft is the date of this Lease Supplement.

         Section 3.  Term.  The Term for the Aircraft
shall commence on the Commencement Date, and shall terminate on _______ __, ____, unless earlier terminated or extended pursuant to the terms of the Lease.

         Section 4.  Rent.  The Lessee hereby agrees to
pay the Lessor Rent for the Aircraft throughout the Term thereof in accordance with the terms and provisions of the Lease.

         Section 5.  Lessee's Acceptance of Aircraft.
The Lessee hereby confirms to the Lessor that the Aircraft has been duly marked in accordance with Section
7.03 of the Lease and that the Lessee has accepted the Aircraft for all purposes hereof and of the Lease, as being free and clear of all Liens except Lessor's Liens.
Such acceptance by the Lessee shall be without prejudice to any rights of the Lessor or the Lessee against the Manufacturer or any vendor of equipment included in the Aircraft.

         Section 6.  Incorporation of Lease By
Reference. All the provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth in this Lease
Supplement.

         Section 7.  Governing Law.  THIS LEASE
SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS, AND IS BEING DELIVERED
IN THE STATE OF NEW YORK.

         Section 8.  Counterparts.  This Lease
Supplement may be executed in any number of counterparts, each of which shall be an original (except that only the counterpart bearing the receipt executed by Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lease Supplement by signing any such counterpart.

         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.

LESSOR:                FIRST SECURITY BANK OF UTAH,
                        NATIONAL ASSOCIATION,
                        except as expressly provided
                        herein, not in its
                        individual capacity, but
                        solely as Owner Trustee


                       By_________________________________
                          Title:



LESSEE:                FEDERAL EXPRESS CORPORATION


                       By_________________________________
                          Title:


         Receipt of this original counterpart of the Lease Supplement is hereby acknowledged on this __ day of ________ 199_.

Indenture Trustee:        NATIONSBANK OF GEORGIA, NATIONAL
                          ASSOCIATION, not in its
                          individual capacity, but
                          solely as Indenture Trustee


                         By_____________________________
                           Title:




                             EXHIBIT B

                        AIRCRAFT DESCRIPTION

          The Owner Trustee shall lease to Federal Express the following Aircraft:

                                       METRIC TONS OF
               AIR                    GROSS WEIGHT AT        SCHEDULED
    AIRCRAFT  CRAFT        LH           SCHEDULED           COMMENCEMENT         ENGINE
      TYPE     MSN    REGISTRATION   COMMENCEMENT DATE          DATE              TYPE
    --------  -----   ------------   -----------------      ------------        --------
 1.  310-203   254       D-AICH             132                7.15.94          CF6-80A3

 2.  310-203   397       D-AICR             142                8.26.94          CF6-80A3

 3.  310-203   273       D-AICL             142                9.13.94          CF6-80A3

 4.  310-203   400       D-AICS             142               10.19.94          CF6-80A3

 5.  310-203   360       D-AICP             142               11.11.94          CF6-80A3

 6.  310-203   359       D-AICN             142                1.04.95          CF6-80A3

 7.  310-203   191       D-AICA             132                1.27.95          CF6-80A3

 8.  310-203   201       D-AICB             132                3.10.95          CF6-80A3

 9.  310-203   230       D-AICC             132                4.07.95          CF6-80A3

10.  310-203   233       D-AICD             132                5.10.95          CF6-80A3

11.  310-203   356       D-AICM             142                6.08.95          CF6-80A3

12.  310-203   237       D-AICF             132                7.07.95          CF6-80A3

13.  310-203   257       D-AICK             132                8.04.95          CF6-80A3